Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Diversinet Corp.

(Exact name of registrant as specified in its charter)

Ontario, Canada (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification Number)

2235 Sheppard Avenue East, Suite 1700

Toronto, ON  M2J 5B5 Canada

(416) 756-2324

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Hackett

c/o Diversinet Corp.

2235 Sheppard Avenue East, Suite 1700

Toronto, ON  M2J 5B5 Canada

(416) 756-2324

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:

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If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:

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If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act of 1933, as amended registration statement number of the earlier effective registration statement for the same offering.

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If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

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If this Form is a registration statement pursuant to General Instruction I.C. or as a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to 462(e) under the Securities Act, check the following box.

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If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to 413(b) under the Securities Act, check the following box.

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CALCULATION OF REGISTRATION FEE

(In U.S. $)

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common shares	6,813,007 (1)	$0.77 (2)	$5,246,015	$161.05

(1)

Pursuant to Rule 416, also includes such indeterminate number of ordinary shares as may become issuable upon stock splits, stock dividends and other changes affecting the ordinary shares as described herein.

(2)

Estimated pursuant to Rule 457(c) and 457(o) solely for the purpose of computing the amount of the registration fee on the basis of the average of the low bid and high ask prices ($0.71 and $0.83) of a common share as reported on the Over the Counter Bulletin Board on October 8, 2007.

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The selling shareholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 9, 2007

PROSPECTUS

DIVERSINET CORP.

6,813,007 Common Shares

The selling shareholders named in this prospectus are offering for sale under this prospectus up to 6,813,007 of our common shares for sale under this prospectus.  Sales of the common shares offered hereby may be effected by the selling shareholders from time to time in one or more types of transactions at prevailing market prices at the time of sale, or at negotiated prices.  Such transactions may or may not involve brokers or dealers.

We will not receive the proceeds from any common shares sold under this prospectus.

Our common shares are quoted on the Over-the-Counter Bulletin Board (“OTC BB”) under the symbol “DVNTF.OB”.  On October 8, 2007, the average of the closing bid and asked prices of our common shares on the OTC BB was $0.77 per share.

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An investment in our common shares involves a high degree of risk and only people who can afford the loss of their entire investment should consider investing.  See “Risk Factors” beginning on page 2.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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You should rely only on the information contained in this prospectus or that to which we have referred you.  We have not authorized anyone to provide you with information that is different.  This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation would be unlawful.  Our business may change after the date of this prospectus.  Delivery of this document and any sale of securities made hereunder does not mean otherwise.

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The date of this prospectus is October 9, 2007

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PROSPECTUS SUMMARY

This summary highlights important information about our business and about this offering.  Because this is a summary, it does not contain all of the information you should consider before investing in our common shares.  You should read the entire prospectus before making an investment decision.  We prepare our consolidated financial statements in accordance with Canadian generally accepted accounting principles (“GAAP”) and all financial information set out or incorporated herein has been determined in accordance with Canadian GAAP.

References in this prospectus to “Diversinet” mean Diversinet Corp., and references to “we”, “us”, and “our” refer to Diversinet Corp. unless the context otherwise indicates.

About Diversinet

Diversinet Corp. (formerly The Instant Publisher Inc.) was formed on December 8, 1993 through the amalgamation of The Instant Publisher Inc. with Lombard Consolidated Resources Inc., an Ontario corporation.  We are regulated in accordance with the Business Corporation Act (Ontario).  Our company was formed under the laws of Ontario, Canada.  Our principal executive offices are located at 2225 Sheppard Avenue East, Suite 1801, Toronto, Ontario, M2J 5C2, Canada.  Our telephone number is (416) 756-2324.

We are an authentication security software product and service company that develops, markets and distributes mobile and PC-based authentication solutions that provide for secure access to on-line services and corporate networks, as well as the secure transmission of data over mobile networks.  Our solution encompasses all aspects of communication and commercial transaction security requirements, covering the authentication and authorization of individuals involved, the integrity of the information being sent.

We provide authentication security products for the secure access to data over web and mobile networks and are striving to become the leading provider of personal device-based authentication services.  Our strategy to achieve this objective involves: targeting emerging mobile data and messaging markets, expanding strategic partnerships and sales channel relationships, maintaining a leadership position in terms of products and services, research and development, and building awareness of the Diversinet brand.

We develop, license, service and support the Diversinet MobiSecure suite of mobile authentication products, solutions and services.  Diversinet MobiSecure Client provides the ability to support multiple mobile authentication solutions and service applications across a wide range of mobile device platforms.  Based on our intellectual property, patents and Diversinet Passport Trust Platform™ developed over the last seven years, we have consolidated our core technology capabilities to an application licensee/reseller business model and re-branded our offerings as the Diversinet MobiSecure suite of mobile authentication products, solutions and services.  As a packaged software and security appliance provider, Diversinet products, solutions and services allow companies to deploy the robust mobile-optimized strong authentication infrastructure needed for trusted exchange of sensitive information over data networks quickly and cost-effectively. This enables companies to reduce the time-to-market for delivery of new secure mobile data applications and business services.

The Diversinet MobiSecure™ product, solution and service suite is comprised of the following individual software products and service offerings:

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Diversinet MobiSecure™ Client mobile-optimized strong authentication software that can be embedded on a variety of mobile devices, manages the trusted credentials used to authenticate the mobile user for secure personal communications and commercial transactions and generates One-Time Passwords according to variety of industry-standard and proprietary algorithms.

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Diversinet MobiSecure™ Authentication Server Center (MASC) is a specialized server product which provides Over-the-Air (OTA) Diversinet MobiSecure™ Client software, credential provisioning and registration lifecycle management for mobile and PC device users.  Additionally, the Authentication Server will offer mobile-optimized validation services.  Finally the server also offers Short Message Service (SMS)-based OTP functionality to support ‘zero-client’ mobile devices for mobile authentication services for users that do not carry mobile devices that can support our client software directly.

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Diversinet MobiSecure™ SDK provides mobile application developers with a suite of security Application Program Interface (APIs) to integrate the Diversinet MobiSecure Client software and service bureau infrastructure across a range of mobile device platforms, Internet and mobile data networks for secure personal communication and commercial transactions.

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Diversinet’s MobiSecure™ Wallet is a client-side secure container application, which can access or hold confidential personal information, such as user id and access information via fax, email and SMS.  It operates in concert with the MobiSecure™ Vault, a server-side secure container application, and allows a user to access a host of personal information files.  Personal health records, financial information, payment information, entertainment or loyalty information can be accessed in real time, directly from a user’s mobile phone or other hand-held access device.  The MobiSecure Vault provides large file storage and backup to the Wallet and is accessible through web service interfaces and adaptors.

About the Offering

This prospectus relates to the resale by selling shareholders of up to 6,813,007 shares of our capital stock.

The issuances of such securities to the selling shareholders were made in reliance upon exemptions from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act for private transactions.  Additional information concerning the transactions in which the rights to acquire the shares covered by this prospectus were obtained by the selling shareholders is set forth in the section of this prospectus entitled “Selling Security Holders.”

Sales By Selling Security Holders

The selling shareholders may offer the common shares pursuant to this prospectus in varying amounts and transactions so long as this prospectus is then current under the rules of the SEC and we have not withdrawn the registration statement. The offering of common shares may be through the facilities of the OTC Bulletin Board or such other exchange or reporting system where the common shares may be traded.  Brokerage commissions may be paid or discounts allowed in connection with such sales; however, it is anticipated that the discounts allowed or commissions paid will be no more than the ordinary brokerage commissions paid on sales effected through brokers or dealers. To our knowledge, as of the date hereof, no one has made any arrangements with a broker or dealer concerning the offer or sale of the common shares.  See “Plan of Distribution.”

Outstanding Securities

As of September 30, 2007, there were approximately 41,817,075 common shares outstanding.  On a fully-diluted basis, giving effect to and assuming the exercise of all of our warrants and options, we had outstanding an aggregate of approximately 54,150,972 common shares as of September 30, 2007.

No Proceeds

We are not offering or selling any securities under this prospectus and will not receive any proceeds from the sale of the selling shareholder’s securities.  However, we will pay all costs associated with this prospectus.

Risk Factors

An investment in the common shares of our Company is subject to a number of risks. We have set forth these risk factors below under the heading “Risk Factors” which you should carefully review.

RISK FACTORS

The common shares offered by this prospectus are speculative, involve a high degree of risk and should only be purchased by persons who can afford to lose their entire investment.  You should therefore carefully review the following risk factors, as well as all of the other information in this prospectus, before investing in the securities offered by this prospectus.

We have limited financial resources, and if we fail to either raise capital when needed or generate revenues, we may need to cease operations.

While we believe that we have sufficient cash to operate through the next twelve months, our ability to continue operations beyond the next fiscal year may be dependent on our ability to obtain additional financing.  Although we have made progress in developing our products and have completed initial consumer deployments, our revenue from operations is not sufficient to cover our operating expenses at present and is unlikely to be sufficient within fiscal 2007.  We have obtained funding for operations from private equity placements in the past, but there is no assurance we will be able to do so again in the near future at commercially reasonable terms or at all despite the progress of the business.  In August 2007, we completed a private placement of 6,759,757 common shares, at $0.74 per common share, for gross proceeds of $5,000,000.  In July 2006, we completed a private placement of 1,538,463 units, at $0.65 per unit, for gross proceeds of $1,000,000 and issued 96,154 units for consulting services related to the private placement.  Each unit was comprised of one Common Shares and one Common Shares purchase warrant, exercisable at $1.00 per share and expiring on July 26, 2008.  In June 2006, we completed a private placement of 6,680,001 units, at $0.60 per unit, for gross proceeds of $4,008,000.  Each unit was comprised of one Common Shares and one Common Shares purchase warrant, of which half of the warrant is exercisable at $0.75 and the other half is exercisable at $0.90, expiring on June 30, 2008.  The terms of new capital, if any, may materially dilute existing shareholders.  Our failure to either raise capital when needed or to generate revenues would leave us with insufficient resources to continue our business.

We have lost money in the past, we have realized minimal revenues from continuing operations, and we expect to continue to sustain losses in the future and may never achieve profitability.

We have not generated sufficient revenue to date from the sales of our solutions and licensing of our products.  For the years ended December 31, 2006, 2005 and 2004, we posted net losses of $3,451,000, $7,109,000 and $7,517,000, respectively.  We may never achieve profitability or maintain profitability, if achieved, on a consistent basis.

Our business plan is dependent upon customer adoption and commercial deployment of our products; if our business plan is not accepted, we may need to cease operations.

Our ability to continue operations is also dependent on the acceptance of our secure authentication and related solutions and the adoption of advanced authentication protected applications over web and mobile data networks as an accepted method of personal information protection in sufficient volume for us to generate enough revenues to fund our expenses and capital requirements.  The personal authentication data market is in a very early stage, and it may not develop to a sufficient level to support our business.

We market our solutions to large companies, application developers and solution providers with specific market area expertise.  The implementation of our solutions by these entities typically involves a lengthy education process and a significant technical evaluation and commitment of capital and other resources.  This process is also subject to the risk of delays associated with customers’ internal budgeting and other procedures for approving large capital expenditures, deploying new technologies within their networks and testing and accepting new technologies that affect key operations. As a result, the associated sales and implementation cycles can be lengthy.  Our quarterly and annual operating results could be materially harmed if orders forecasted for a specific customer for a particular quarter are not realized.

Many of our early licensing agreements permitted our customers to examine and test our products with no initial up-front payments to us.  These customers are not required to make payments to us until they begin to use our solutions for commercial purposes.  In certain cases, we also enter into evaluation agreements, whereby potential customers may examine our solutions for a specified period of time with no payment to us.  Our current licensing agreements typically require the customer to pay a license fee attributable to the software components and the solution and upon shipment of these items to the customer, although we have sometimes waived the up-front fee.

We have a limited number of customers.  The loss of, or a significant reduction in business from, any of these customers would materially harm our business and results of operations, and our future prospects depend substantially on expanding our customer base.

During fiscal 2004, 46% of revenue was generated from one customer and 64% of revenue was generated from two customers.  During fiscal 2005, 38% of revenue was generated from one customer and 67% from two customers.  During fiscal 2006, 56% of revenue was generated from one customer. The loss of revenues from one or more significant customers, or the failure to collect receivables due from a major customer in a timely manner would have a material adverse effect on our results of operations.  If we are unable to expand our customer base, our results of operations will suffer.

Fluctuations in foreign exchange may adversely affect our business.

Our functional currency is the U.S. dollar.  Sales generated outside Canada are generally denominated in U.S. dollars.  During fiscal 2005, 2006 and 2007 year to date, we have incurred a large portion of our expenses in U.S. dollars, but we also incurred a smaller portion of our expenses in other currencies including Canadian dollars, Pound Sterling and Hong Kong dollars.  Changes in the value of these currencies relative to the U.S. dollar may result in currency losses that may have an adverse effect on our operating results.  With the completion of our financings in August 2007, we have a portion of our cash resources in U.S. dollar short-term investments and in Canadian dollars.  During fiscal 2005, 2006 and 2007 year to date, we maintained a portion of our cash resources in both U.S. and Canadian dollar term deposits.

We may not be successful if we fail to attract and retain our key technical personnel.

We currently have two senior officers and 36 employees and 4 contractors.  We may not be able to improve our solutions and products or create new products if we lose any of our key employees or contractors.  We do not maintain key person life insurance policies on any of our employees.  Skilled technical personnel can be difficult to attract depending on the strength of the economy and competitive opportunities.  We may not be able to retain our current employees if they receive better job offers from other employers.

We are involved in litigation which could result in judgments against us which, in the aggregate, could total more than our combined current assets, working capital and net assets.

There is currently one material claim pending against us.  If we lose this suit or enter into settlement requiring us to pay cash or issue any of our Common Shares, our liquidity and financial position will be adversely affected, and our shareholders’ ownership may be diluted.  During fiscal 2000, the Company and its wholly owned Barbados subsidiary, The Instant Publisher Ltd., were sued by a company that alleged that the Company breached a dealer agreement entered into in 1995 by the Company’s former printing business and is seeking damages of $1,533,950 and damages of $25,000,000 for loss of reputation and loss of opportunity, pre-judgment and post-judgment interest, and costs.  Management believes that a loss arising from this matter is probable and that the amount can reasonably be estimated.  The Company has recorded an amount for the liability based on its current estimate of the settlement amount.  As additional information becomes available, any potential liability related to this matter is assessed and the estimates will be revised accordingly.  Based on the currently available information, we have entered into a settlement and release agreement with the plaintiff which is subject to court approval and management believes that the ultimate outcome of this matter will be settled for $625,000.

We have limited experience in the authentication security software and identity management solutions field, and we are therefore subject to risks inherent in establishing a new business.

We have been in the authentication security software field since fiscal 2004 building upon our data security experience beginning in 1997 and the identity management solutions field in 2001, and we have only generated minimal revenues from this business.  We are not sufficiently established to fully evaluate or forecast our prospects, and we are subject to the risks inherent in establishing a new business enterprise.

Our ability to keep pace with the rapid technological changes and frequent new product introductions common in the information and communications technology industry will determine our ability to remain competitive and affect the viability of our products.

To succeed in the authentication security and the identity management solutions business, we believe that we will have to continuously improve the performance, features and reliability of our products and be the first to the market with new products or enhancements to existing products.  We cannot provide assurance that we will be able to improve our products in a timely manner.  The emerging market for authentication security solutions for identity protection is characterized by rapid technological developments, frequent new product introductions and evolving industry standards.  We anticipate this evolution will also occur in the authentication security and the identity management solutions market in which we focus our technological developments.  The adoption of new standards, or the informal adoption of certain standards by a significant percentage of the computer security and related industries, could require us to reconfigure our products.  We may not be able to counter challenges to our current products or to introduce product offerings that keep pace with the technological changes introduced by competitors or persons seeking to breach information security.  We are not currently aware of any significant new technologies either under development or about to be introduced in the mobile data security or the identity management solutions security field.

Further, our authentication and identity management products depend in part on the application of certain mathematical principles forming the basis of the encryption technology which is embedded in our products.  Any significant advance in techniques for decoding or cracking encrypted computer information could render some or all of our products obsolete or unmarketable.

Our products use algorithms, or mathematical formulae, to encrypt and secure information.  The security afforded by our products is predicated on the assumption that these mathematical formulae are very difficult to solve.  This assumption is based on the fact that years of theoretical and empirical research by leading mathematicians have not resulted in any efficient solutions to these problems.  There can be no assurance, however, that future research will not uncover efficient solutions to these problems.

Also, even if no breakthrough in solving these problems is discovered, they may eventually be solved by computer systems having sufficient speed and power.  If improved techniques for decoding encrypted information are developed or made possible by the increased availability of powerful computing resources, our products could be rendered obsolete.

The highly competitive nature of the information and communications technology fields could prevent us from achieving success.

Our solutions are targeted at the new and rapidly evolving market for authentication and authorization products for mobile data communications, commerce, telecommunications and identity management.  This market is not mature.  We anticipate that it will be intensely competitive, subject to rapid change and significantly affected by new solution, product and service introductions and other market activities of industry participants.  Many of our competitors and potential competitors have a longer operating history, greater name recognition, larger installed customer base and significantly greater financial, technical and marketing resources than we have.  As a result, they may be able to adapt more quickly to new or emerging technologies and changes in customer requirements, and they could therefore render our technologies and products obsolete.

Because of the broad potential application of our authentication and authorization software and identity management solutions, we compete with vendors offering a wide range of computer security products.  These competitors include Entrust Technologies, Certicom, Verisign, Vasco and EMC Corp. (RSA Division).  There also may be other potential entrants to the market of whom we are not yet aware.

We lack experience in sales and marketing, and we depend on our relationships with more established corporations to assist in selling and marketing our products.

We have limited sales and marketing experience and limited money to fund marketing.  A significant part of our business strategy is to form strategic relationships with more established companies to expose our solutions to a larger customer base than we could reach through a direct sales and marketing force.  Our existing relationships have not resulted in any significant revenues to date and may not result in any revenues in the future.

As a result of our emphasis on these relationships, our success will partially depend on both the ultimate success of the third parties with whom we have these relationships and the ability of these third parties to market our products and services successfully.

We cannot provide assurance that we will be able to enter into additional, or maintain our existing, strategic relationships on commercially reasonable terms, if at all.  Our failure to do so would require us to devote substantially more resources to the distribution, sales and marketing of our products and services.  Also, these strategic relationships do not afford us any exclusive marketing or distribution rights.  The third parties may reduce their commitments to us in the future or pursue alternative technologies.

The nature of our products subjects us to product liability risks, potential lost revenues and adverse publicity in the event of product failure.  Our customers may rely on our products to prevent unauthorized access to computer networks.  Malfunctions or design defects of our products could:

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cause interruptions, delays or cessation of services to our customers,

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result in product returns,

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result in liability for damages,

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adversely affect the market’s perception of the security offered by our product, resulting in a lack of demand for our products, or

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require us to make significant expenditures to alleviate the problem.

Our license agreements may not be adequate to limit our liability.

A large number of claims by our customers could subject us to significant liability as well as limit the demand for our solutions and products.  In most cases our license and support agreements attempt to limit our liability to the total amount of the licensing and support fees paid during the twelve-month period preceding an alleged error in or failure of our software.  This contractual provision may not always be enforceable.  Courts have held that contractual limitations of liability of this type, or the “shrink-wrap licenses” in which they are sometimes embodied, are unenforceable because the licensee does not sign them.  If these contract provisions limiting our liability are not enforceable, we could be obligated to pay significant damages resulting from customer claims.

If computer hackers find ways to circumvent our products, our products would not perform their essential function.

Any compromise of the security offered by our products, in a single incident or a series of incidents, would make our products less attractive to our customers.  Software error or failure may result from a hacker seeking unauthorized access to a computer network.  The methods used by hackers are evolving rapidly and generally are not recognized until they are launched against one or more systems.  We are unable to anticipate hackers’ tactics.  The publicity surrounding any security breaches could adversely affect the public perception of the security offered by our authentication and authorization products and make it more difficult for us to sell our products.

We might not always be able to enforce our intellectual property rights.

Our success depends significantly upon our proprietary technology, and our means of protecting our proprietary and intellectual property rights may not be adequate.  We rely on a combination of patent and trademark laws, trade secrets, confidentiality agreements and contractual provisions to protect our proprietary rights.  We have four U.S. patents, which will be in effect until at least August 22, 2017, four patents granted in Israel in effect until at least 2017, and one Canadian patent in effect until 2027. We also have 19 applications pending in Israel, the United States and Canada.  We cannot provide assurance that any of our applications will be approved, that any new patents will be issued, that we will develop proprietary products or technologies that are subject to patent, that any issued patent will provide us with any competitive advantages or will not be challenged by third parties.  Furthermore, we cannot provide assurance that the patents of others will not have a material adverse effect on our business and operating results.  There is also a risk that our competitors will independently develop similar technology, duplicate our products or design around our patents or other intellectual property rights.

If our technology or products were determined to infringe upon the rights of others, we would be required to obtain licenses to use that technology.  If we are not able to obtain a license in a timely manner on acceptable terms or at all, we may have to stop producing our product until we can develop an alternative that does not infringe the rights of others.

Patent disputes are common in technology-related industries.  We cannot provide assurance that we will have the financial resources to enforce or defend a patent infringement or proprietary rights action.  As the number of products and competitors in our target markets grows, the likelihood of infringement claims also increases.  Any claims or litigation may be time-consuming and costly, cause product shipment delays or require us to redesign our product or require us to enter into royalty or licensing agreements.  Any of these events could have a material adverse effect on our business and operating results.  Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or to use our proprietary information and software.  In addition, the laws of some foreign countries do not protect proprietary and intellectual property rights to as great an extent as do the laws of Canada and the United States.

Changes in the export regulation of encryption-based technologies may restrict our ability to sell or license our products.

Our products are subject to export controls under Canadian and U.S. laws and regulations.  These laws and regulations may be revised from time to time in ways that may materially and adversely affect our ability to sell our products abroad or to make products available for sale or license via international computer networks such as the Internet, although pursuant to an international treaty, a number of countries have relaxed, or are in the process of relaxing, their export rules as applicable to products licensed by us.  Canadian and U.S. government controls on the export of encryption technologies which we license from third parties and which are embedded in our products may, if subject to revision, be amended and subsequently restrict our ability to freely export our products.  As a result, foreign competitors subject to less stringent export controls on their products may be able to compete more effectively than we can in the global information and computer security market.

Our articles of incorporation authorize us to issue an unlimited number of Common Shares, which could result in dilution to our shareholders.

Subject to regulatory and/or shareholder approval, shareholders may experience dilution or limitations in takeover attempts because our articles of incorporation allow us to issue an unlimited number of Common Shares.  Our shareholders have no right to purchase additional Common Shares when we issue new Common Shares.  As of September 30, 2007, we had 41,817,075 Common Shares issued and outstanding as well as warrants and options exercisable for or convertible into up to 12,333,897 Common Shares.

If our Common Shares should become ineligible for continued quotation on the OTC BB or a public trading market does not continue for any reason, holders of our Common Shares may have difficulty selling their Common Shares.

Our Common Shares became ineligible for continued quotation on the NASDAQ SmallCap Market and are now trading on the Over the Counter Bulletin Board; therefore holders of our Common Shares will have difficulty selling their Common Shares.  Our Common Shares were quoted on the NASDAQ SmallCap Market from June 1995 through late April 2003.

Our Common Shares may continue to be penny stock, which may adversely affect the liquidity of our Common Shares.

The SEC has adopted regulations that define a penny stock to be any equity security that has a market price, as defined in those regulations, of less than $5.00 per share, subject to certain exceptions.  Our Common Shares are currently penny stock.

Generally, for any transaction involving a penny stock, a broker-dealer is required to deliver, prior to the transaction, a disclosure schedule relating to the penny stock market as well as disclosure concerning, among other things, the commissions payable, current quotations for the securities and information on the limited market in penny stocks.

The liquidity of our Common Shares may be materially and adversely affected if our Common Shares continue to be penny stock due to the administration requirements imposed by these rules.

It may be difficult for our shareholders to enforce civil liabilities under the U.S. federal securities laws because we are incorporated in Canada.

We are incorporated under Canadian law and the majority of our directors and executive officers are Canadian citizens or residents.  All, or a substantial portion, of these persons’ assets and substantially all of our assets are located outside the United States.  As a result, it may not be possible for investors to effect service of process within the United States upon those persons or us or to enforce against them judgments of U.S. courts predicated upon civil liabilities under U.S. federal or state securities laws.  Also, there is uncertainty as to the enforceability in Canada, in original actions or in actions for enforcement of judgments of the U.S. courts, of civil liabilities predicated upon U.S. federal or state securities laws.

We may be treated as a passive foreign investment company, which would have adverse tax consequences for our U.S. shareholders.

We may be treated as a passive foreign investment company, or a PFIC.  A non-U.S. corporation generally will be considered a PFIC for any taxable year if either (1) at least 75% of its gross income is passive income or (2) at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income. While we do not believe that we should be treated as a PFIC, whether we are treated as a PFIC depends on questions of fact concerning our assets and revenues.  Accordingly, we cannot assure you that we will not be treated as a PFIC.

If we were to be treated as a PFIC, there could be material adverse tax consequences to U.S. holders of our Common Shares for any taxable year during which they held our Common Shares, including:

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having gains realized on the sale of Common Shares treated as ordinary income, rather than capital gain;

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having interest charges apply to the proceeds of Common Shares sold in prior periods;

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realizing no increase in the tax basis for Common Shares held to fair market value upon shareholder’s death; and

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losing preferential rate applicable to dividends received on Common Shares held.

The determination of whether we are classified as a PFIC is made on an annual basis and will depend on factors such as the composition of our income and assets from time to time as well as our Common Shares price. Therefore, it is possible that we could be classified as a PFIC for any particular year.

NOTICE REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated in it by reference contain forward-looking statements within the meaning of section 27A of the Securities Act of 1933, referred to herein as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, referred to herein as the Exchange Act and involve known and unknown risks and uncertainties .  .  Examples of forward-looking statements include: projections of capital expenditures, competitive pressures, revenues, growth prospects, product development, financial resources and other financial matters.  You can identify these and other forward-looking statements by the use of words such as “may”, “will”, “should”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “intends”, “potential” or the negative of such terms, or other comparable terminology.

Our ability to predict the results of our operations or the effects of various events on our operating results is inherently uncertain.  Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors: and certain other matters discussed in this prospectus, the documents incorporated by reference in this prospectus, and other publicly available sources.  Such factors and many other factors beyond the control of our management could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by the forward-looking statements.

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures we make in our Annual Reports on Form 20-F and our company reports on Form 6-K to the SEC. Also note that we provide a cautionary discussion of risk and uncertainties under the caption “Risk Factors” in this prospectus. These are factors that we think could cause our actual results to differ materially from expected results. Other factors besides those listed here could also adversely affect us.

We include this notice for the express purpose of permitting us to obtain the protections of the safe harbor provided by the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements

USE OF PROCEEDS

We will not receive any proceeds when the selling shareholders’ sale of their common shares offered for resale under this prospectus.

We will pay all costs associated with this prospectus, including registration fees, printing and related legal and accounting expenses.

CAPITALIZATION AND INDEBTEDNESS

The following unaudited table sets forth, on a Canadian GAAP basis, our capitalization and indebtedness, as of June 30, 2007 and includes the effect of the sale of 6,756,757 common shares to the selling shareholders on August 31, 2007 for gross proceeds of $5,000,000.  No adjustment has been made for actual or estimated costs we may incur with respect to this offering.

	As of June 30, 2007
	Actual	Adjusted

Cash and cash equivalents and short term investments	$3,961,633	$8,961,633

Shareholders’ Equity
Share capital	59,337,200	64,382,200
Contributed surplus	5,213,645	5,213,645
Share purchase warrants	1,672,162	1,672,162
Deficit	(61,121,926)	(61,121,926)
Accumulated other comprehensive income
Cumulative translation adjustment	(1,520,721)	(1,520,721)
Total Shareholders’ Equity	$3,580,360	$8,625,360

Common shares outstanding (basic)	34,612,255	41,425,262
Fully diluted common shares	45,828,103	52,629,860

DIVIDEND POLICY

We have never paid cash dividends on our common shares. We currently intend to retain earnings, if any, to fund the development and growth of our business and do not anticipate paying cash dividends for the foreseeable future. Payment of future cash dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, future restrictions in any agreements to which we are a party, current and anticipated cash needs and plans for expansion.

INFORMATION ABOUT THE OFFERING

The Offering

A total of up to 6,813,007 common shares are being registered for resale by our selling shareholders pursuant to this registration statement.

Determination Of Offering Price

We are not selling any of the common shares that we are registering. The common shares will be sold by the selling shareholders listed in this prospectus. The selling shareholders may sell the common shares at the market price as of the date of sale or a price negotiated in a private sale. Our common shares are traded on the OTC Bulletin Board under the symbol “DVNTF.OB”.  On October 8, 2007 the reported closing price for our common shares on the OTC Bulletin Board was $0.80.

Market Price Of Our Common Shares

The following table sets forth the range of high and low closing sale prices for our common shares for the periods indicated, as reported by the Nasdaq SmallCap Market and the Over the Counter Bulletin Board.  Our common shares were quoted on the NASDAQ SmallCap Market from June 1995 through late April 2003 and on the Over the Counter Bulletin Board from late April 2003 to present.  On January 28, 2003, the Company implemented a 1 for 10 reverse stock split that was approved by its shareholders at the Company’s Annual and Special Meeting of Shareholders on January 22, 2003.  The share data has been adjusted for this reverse stock split.

	High	Low
Most Recent Six Months
September 2007	0.83	0.71
August 2007	0.87	0.48
July 2007	0.83	0.68
June 2007	0.89	0.70
May 2007	1.00	0.79
April 2007	0.95	0.85
Fiscal year ended December 31, 2007
Second Quarter	1.02	0.70
First Quarter	1.45	0.72

Fiscal year ended December 31, 2006
Fourth Quarter	1.03	0.48
Third Quarter	0.69	0.46
Second Quarter	0.75	0.50
First Quarter	0.81	0.31

Fiscal year ended December 31, 2005
Fourth Quarter	0.58	0.30
Third Quarter	0.73	0.36
Second Quarter	0.82	0.64
First Quarter	0.82	0.62

Fiscal year ended
December 31, 2006	1.03	0.31
December 31, 2005	0.82	0.30
December 31, 2004	2.53	0.34
December 31, 2003	6.30	0.48
December 31, 2002	12.50	2.20
December 31, 2001	36.20	10.00

Description Of Our Securities

General

Our authorized share capital consists of an unlimited number of common shares, no par value.  As of September 30, 2007, we had 41,817,075 common shares issued and outstanding.  We have no authorized preferred shares.

Common Shares

Each common share is entitled to one vote on all matters submitted to a vote by shareholders, including the election of directors.  There are no cumulative voting rights in the election of directors.  All common shares are equal to each other with respect to liquidation and dividend rights and are entitled to receive dividends if and when our board declares them out of funds legally available for distribution.  Upon our liquidation, all assets available for distribution are distributable among shareholders according to their respective holdings.  There are no preemptive rights to purchase any additional, unissued common shares.

Warrants

We have outstanding warrants currently exercisable for up to an aggregate of 8,891,047 of our common shares at exercise prices ranging from $0.40 per share to $2.00 per share.

Impact of The “Penny Stock” Rules on Buying or Selling Our Common Stock

The United States Securities and Exchange Commission has adopted regulations that define a penny stock to be any equity security that has a market price, as defined in those regulations, of less than $5.00 per share, subject to certain exceptions.  Our common shares are currently penny stock.

Generally, for any transaction involving a penny stock, a broker-dealer is required to deliver, prior to the transaction, a disclosure schedule relating to the penny stock market as well as disclosure concerning, among other things, the commissions payable, current quotations for the securities and information on the limited market in penny stocks.

The liquidity of our common shares may be materially and adversely affected if our common shares continue to be penny stock due to the administration requirements imposed by these rules.

Offering Expenses

We will bear all costs, expenses and fees in connection with the registration of the shares offered by this prospectus. The selling shareholders will bear brokerage commissions and similar selling expenses, if any, attributable to the sale of share, as well as any fees and disbursements of counsel to the selling shareholders.

The expenses of this offering which we will pay are estimated, in U.S. dollars, to be as follows:

SEC Registration Fee Legal Services Accounting Miscellaneous Total	300 9,000 10,000 700 $20,000

SELLING SHAREHOLDERS

The table below sets forth the names of the selling shareholders; the number of common shares beneficially owned by the selling shareholders, as of October 8, 2007, the percentage of our outstanding common shares beneficially owned by each of the selling shareholders as of October 8, 2007, the number of common shares that each selling shareholder may offer under this prospectus, are the number of common shares that each selling shareholder will beneficially own assuming the sale of all of the common shares covered by this prospectus.

	Common shares beneficially owned prior to this offering		Common shares offered	Common shares beneficially owned after this offering
		Percent of total shares outstanding	Pursuant to this prospectus		Percent of total shares outstanding

Name of Beneficial Owner	Number			Number

Hospital Services Association of Northeastern Pennsylvania (1)	0	*	6,756,757	0	*
19 North Main Street
Wilkes-Barre, Pennsylvania 18711-0302

James B. Wigdale Jr.	755,000	1.9	56,250	755,000	1.8
205 E. Wisconsin Avenue, Suite 210
Milwaukee, WI 53202

			6,813,007

*

indicates less than one percent (1%)

(1)

Mr. William Reed has voting or investment control.   Mr. Reed is executive vice president for Hospital Service Association of Northeastern Pennsylvania (HSA of NEPA) d/b/a Blue Cross of Northeastern Pennsylvania (BCNEPA).  Mr. Reed became a Diversinet Board member effective September 2007.  In connection with the transaction, until the earlier of: (i) August 31, 2010, or (ii) the occurrence of a put event (described below), BCNEPA agrees that it will not sell, dispose of or otherwise convey the shares; provided that BCNEPA may transfer the shares to any BCNEPA affiliate or transfer the shares in connection with any change of control.

Except as noted above, none of these selling shareholders has held any position or office or had a material relationship with us or any of our affiliates within the past three years, other than as a result of the ownership of our ordinary shares.

The selling shareholders acquired their common shares or warrants in one of the following transactions, as more completely described in the section of this prospectus entitled “Recent Developments”.

TRANSACTION	SHARES
August 2007 Private Placement	6,756,757
Consulting services	56,250
Shares subject to this registration statement	6,813,007

PLAN OF DISTRIBUTION

We are registering the common shares offered hereby on behalf of the selling shareholders.  As used herein, “selling shareholders” includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a named selling shareholder as a gift, pledge, partnership distribution or other transfer.  All costs, expenses and fees in connection with the registration of the shares offered by this prospectus will be borne by the Company, other than brokerage commissions and similar selling expenses, if any, attributable to the sale of shares offered hereby which will be borne by the selling shareholders.  Sales of the shares offered hereby may be effected by selling shareholders from time to time in one or more types of transactions (which may include block transactions) on the Over the Counter Bulletin Board at prevailing market prices, in the over-the-counter market, in negotiated transactions, through publicly or privately negotiated put or call options transactions relating to the shares offered hereby, through short sales of the shares offered hereby (including the closing of any open short position), or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices.  Such transactions may or may not involve brokers or dealers.  The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of the shares offered hereby by the selling shareholders.

The selling shareholders may enter into hedging transactions with regard to the shares offered hereby.  In connection with such transactions the counter parties to such transactions may engage in short sales of the shares offered hereby or of securities convertible into or exchangeable for such shares in the course of hedging positions they assume with selling shareholders.  The selling shareholders may also enter into other transactions which require the delivery of the shares offered by this prospectus, which shares such counter parties may resell pursuant to this prospectus (as amended or supplemented, if necessary, to reflect such transaction).

The selling shareholders may effect these transactions by selling the shares offered hereby directly to purchasers or to or through broker-dealers, which may act as agents or principals.  Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of the shares offered hereby for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary brokerage commissions).

The selling shareholders and any broker-dealers that act in connection with the sale of the shares offered herein might may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the shares offered herein sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.  We have agreed to indemnify each selling shareholder against certain liabilities, including liabilities arising under the Securities Act. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares offered hereby against certain liabilities, including liabilities arising under the Securities Act.

Because selling shareholders may be deemed to be “underwriters” within the meaning of  Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act.  We have informed the selling shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

Selling shareholders also may resell all or a portion of the shares offered hereby in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144 or another exemption under the Securities Act.

Upon our being notified by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares offered hereby through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

•

the name of each such selling shareholder and of the participating broker-dealer(s);

•

the number of shares involved;

•

the initial price at which such shares were sold;

•

the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

•

that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•

other facts material to the transaction.

We will pay all of the costs of qualifying these securities under federal and state securities laws, including legal and accounting fees, as well as printing and other related costs.

RECENT DEVELOPMENTS

The following summarizes recent material events relating to our business, including material changes in our affairs that have occurred since December 31, 2006, the end of the most recent fiscal year for which audited consolidated financial statements are incorporated by reference in the registration statement of which this prospectus is a part.  This discussion should be read in conjunction with the other information included in this prospectus, including “Risk Factors” beginning on page 2.  You should also refer to the information contained in the documents incorporated herein by reference, including our Annual Report on Form 20-F for the year ended December 31, 2006 and the audited financial statements contained therein, together with our quarterly results as reported on Forms 6-K filed with the SEC on May 3, 2007 and August 2, 2007.

August 2007 Private Placement – Issuance of 6,756,757 Common Shares for gross proceeds of $5,000,000

As previously reported in our report on Form 6-K filed with the Securities and Exchange Commission on September 4, 2007, we completed a private placement of 6,756,757 Diversinet common shares at $0.74 per common share, for gross proceeds of US$5,000,000 to Hospital Service Association of Northeastern Pennsylvania, d/b/a Blue Cross of Northeastern Pennsylvania (“BCNEPA”).  William C. Reed, executive vice president of BCNEPA has joined the Diversinet board of directors.

In connection with the transaction, until the earlier of: (i) August 31, 2010, or (ii) the occurrence of a put event (described below), BCNEPA agrees that it will not sell, dispose of or otherwise convey the shares; provided that BCNEPA may transfer the shares to any BCNEPA affiliate or transfer the shares in connection with any change of control.

In connection with the transaction, Diversinet has granted BCNEPA the right to sell its shares back to Diversinet for a period of 3 years in certain limited circumstances, including a “change of control” of Diversinet (as defined in the relevant share purchase agreement) and a termination of the Revenue Sharing Agreement by Diversinet. BCNEPA has also been granted certain rights to participate in future offerings and a right to designate one individual to be nominated for election to the board of directors.  BCNEPA, Albert Wahbe, Jay Wigdale and Lakefront Partners, LLC (“Lakefront”, a company controlled by Mr. Wigdale) have entered into a shareholders agreement in connection with the transaction pursuant to which Albert Wahbe and Jay Wigdale/Lakefront have agreed for a period of three years to vote their shares in favour of the election to the board of directors of Diversinet of a nominee of BCNEPA.

We agreed as part of the private placement to file this registration statement to register the common shares issued or issuable under the warrants no later than November 30, 2007.

Three year license and revenue share agreement with AllOne Health Group, Inc.

As previously reported in our report on Form 6-K filed with the Securities and Exchange Commission on September 4, 2007, we have entered into a license and revenue share agreement with AllOne Health Group, Inc., a wholly owned subsidiary of Hospital Service Association of Northeastern Pennsylvania, d/b/a Blue Cross of Northeastern Pennsylvania, to cross license certain software and share revenues from the sales of the combined software.  Under the three year agreement, Diversinet will receive a minimum of U.S.$2 million annually as a minimum commitment from AllOne.  Diversinet and AllOne will be initially focusing on potential sales from the Blue Cross Blue Shield Association licensees and other customers in the mobile personal health record market in the United States.

Three year license and VAR agreement with Intersections Inc.

As previously reported in our report on Form 6-K filed with the Securities and Exchange Commission on May 30, 2007, we have entered into a three year license and VAR agreement to provide our MobiSecure™ Wallet and Vault mobile secure access solution to Intersections Inc., a leading provider of identity theft protection and credit management solutions for consumers.  Offering users secure and immediate access to a host of personal, financial, and insurance identity information, as well as other critical, privileged data, MobiSecure Wallet and Vault will provide Intersections with a mobile security platform it can use to extend its core offering and create a host of new services that build closer, more personal and “sticky” relationships with their more than five million users.

We have received cash payments totaling $839,000, which includes $675,000 relating to the license and VAR agreement for the first year and $164,000 for various statements of work.  Intersections intends to use the Mobisecure Wallet and Vault solution and re-brand it for a variety of new service and product offerings expected to become available during the second half of 2007.  These will be available directly through Intersections’ Identity Guard® brand and through selected partners, opening up significant new distribution channels for Diversinet.

Albert Wahbe appointed as Chief Executive Officer; New Director Added

As previously reported in our report on Form 6-K filed with the Securities and Exchange Commission on April 13, 2007, Albert Wahbe has been appointed as our Chief Executive Officer.  Albert Wahbe is also currently the Chairman of the Board.  He has replaced Nagy Moustafa as Chief Executive Officer.  Mr. Moustafa’s employment contract has been terminated and Mr. Moustafa has entered into a 6 month business consulting agreement with Diversinet.  In addition, as also reported, Greg Milavsky has joined Diversinet’s Board.

Albert Wahbe will serve as Chief Executive Officer and has entered into a one year employment agreement renewable for a further one year period at the discretion of the Board.  Albert Wahbe’s compensation will consist solely of the issuance of 300,000 Common Shares annually and up to an additional 200,000 Common Shares annually based on meeting targets to be established by Diversinet’s Board.  The shares issued to Albert Wahbe may, at his request, be registered under future registration statements filed by the Company under the U.S. Securities Act of 1933.  Furthermore, Mr. Wahbe will be entitled to $4,000 per month in personal expenses.

Nagy Moustafa’s employment agreement was terminated in accordance with its terms.  Mr. Moustafa has received as a one-time payment US$512,000 (representing two years’ salary and minimum bonus as provided by his employment agreement).  Mr. Moustafa has agreed to immediately exercise his remaining stock options to purchase 421,000 Common Shares at an aggregate price of US$182,270.  Furthermore, Mr. Moustafa will continue to receive normal course employee benefits for a two year period.  Mr. Moustafa concurrently entered into a consulting agreement with Diversinet to provide business development services for a six month period at a fee of $12,000 per month plus a sales commission payable on certain possible future revenue.

Gregory Milavsky joins the Diversinet board.  Mr. Milavsky is currently the senior managing director and founder of Canterbury Park Capital L.P., a private equity firm based in Toronto, Canada.

Consulting services - Issuance of 56,250 common share

On April 15, 2007, we entered into an agreement with James B. Wigdale Jr., one of our directors, to provide us services in a sales capacity.  In consideration for the services to be rendered in accordance with the agreement, we issued 56,250 of our common shares in regards to compensation payable by us for these part of these services.  We granted these securities in reliance upon exemptions from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act.

THREE YEAR HISTORY OF OUR SHARE CAPITAL

History of our share capital for the last three years, identifying events during such period which have changed the amount of our issued capital, is incorporated hereby by reference to Note 5 to the consolidated financial statements included in our Annual Report for the fiscal year ended December 31, 2006 on Form 20-F filed with the Commission on February 23, 2007.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

As described in the registration statement of which this prospectus forms a part, our articles of association and certain provisions of Canadian law contain provisions relating to the ability of our officers and directors to be indemnified by us for costs, charges, expenses, losses and other liabilities which are sustained or incurred in the performance of the officer’s or director’s duties for us. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the charter provision, by-law, contract, arrangements, statute or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ENFORCEABILITY OF CIVIL LIABILITIES

Service of process upon us and upon our directors and officers and the Canadian experts named in this prospectus, most of whom reside outside the U.S., may be difficult to obtain within the U.S.  Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the U.S., any judgment obtained in the U.S. against us or any of our directors and officers may not be collectible within the U.S.

EXPERTS

Our consolidated financial statements as at December 31, 2006 and for each of the years in the three year period ended December 31, 2006 have been incorporated by reference herein and in the registration statement in reliance on the report of KPMG LLP, independent registered public accountants, dated February 22, 2007 also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Certain legal matters in connection with the validity of the issuance of the common shares to be registered hereunder with respect to Canadian law will be passed upon for us by McCarthy Tétrault LLP of Toronto, Ontario, our Canadian counsel.

INCORPORATION OF FINANCIAL STATEMENTS AND OTHER INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC.  We are incorporating by reference in this prospectus the documents listed below:

(a)

Our Report on Form 6-K dated and filed on September 4, 2007

(b)

Our Report on Form 6-K dated and filed on August 2, 2007

(c)

Our Report on Form 6-K dated and filed on May 30, 2007;

(d)

Our Report on Form 6-K dated and filed May 22, 2007;

(e)

Our Report on Form 6-K dated and filed May 3, 2007;

(f)

Our Report on Form 6-K dated and filed April 13, 2007;Our Annual Report on Form 20-F dated and filed February 23, 2007;

(g)

Our Report on Form 6-K dated and filed February 22, 2007. and

(h)

The description of our securities contained in our Registration Statement under Section 12 of the Securities Exchange Act of 1934, as amended, of which this prospectus is a part and any and all amendments and reports filed for the purpose of updating such description.

All documents which we file with the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act after the date of this prospectus and before the expiration or termination of this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents.  Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference.  Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form F-3, which we filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.  As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information contained in the registration statement and the exhibits and schedules thereto.  As such we make reference in this prospectus to the registration statement and to the exhibits and schedules thereto.  For further information about us and about the securities we hereby offer, you should consult the registration statement and the exhibits and schedules thereto.  You should be aware that statements contained in this prospectus concerning the provisions of any documents filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of such document so filed.  Each such statement is qualified in its entirety by such reference.

We file annual and special reports and other information with the Securities and Exchange Commission (Commission File Number 0000918387).  These filings contain important information which does not appear in this prospectus.  For further information about us, you may read and copy these filings at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549.  You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330, and may obtain copies of our filings from the public reference room by calling (202) 942-8090.  The SEC maintains a web site (HTTP://WWW.SEC.GOV.) that contains the registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the SEC such as us.

We shall provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents.  Please direct your written or telephone requests to Diversinet Corp., 2225 Sheppard Avenue East, Suite 1801, Toronto, Ontario, M2J 5C2 Canada, Attn: David Hackett, Chief Financial Officer, telephone number (416) 756-2324.  You may also obtain information about us by visiting our website at www.diversinet.com.  Information contained in our website is not part of this prospectus.

We are a Canadian company and are a “foreign private issuer” as defined in Rule 3b-4 under the Securities Exchange Act of 1934.  As a result, (1) our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act, (2) transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act, and (3) until November 4, 2002, we were not required to make, and did not make, its SEC filings electronically, so that those filings are not available on the SEC’s Web site.  However, since that date, we have been making all filings with the SEC electronically, and these filings are available over the Internet at the SEC’s Web site at www.sec.gov.

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TABLE OF CONTENTS

Page

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DIVERSINET CORP.

6,813,007 common shares

PROSPECTUS

You should rely only on the information contained in this prospectus or that to which we have referred you.  We have not authorized anyone to provide you with information that is different.  This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation would be unlawful.  Our business may change after the date of this prospectus.  Delivery of this document and any sale of securities made hereunder does not mean otherwise.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.  Indemnification of Directors and Officers

Under the Business Corporations Act (Ontario) (the “Act”), Diversinet may indemnify a present or former director or officer or a person who acts or acted at Diversinet’s request as a director or officer of another corporation of which Diversinet is or was a shareholder or creditor and his heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been such a director or officer if the director or officer acted honestly and in good faith with a view to the best interests of Diversinet and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful.  Such indemnification may be made in connection with an action by or on behalf of Diversinet or such other corporation only with court approval.  A director or officer is entitled to indemnification from Diversinet as a matter of right in respects of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative proceeding to which he is a party by reason of being or having been a director or officer of such corporation if he was substantially successful on the merits and fulfilled the conditions set forth above.

The by-laws of Diversinet provide that each director, each officer, each former director, each former officer and each person who acts or acted at Diversinet’s request as a director or officer of a body corporate of which Diversinet is or was a shareholder or creditor, and his heirs and legal representatives shall be indemnified and saved harmless by Diversinet from and against all costs, charges and expenses, including without limitation, each amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which his is made a party by reason or being or having been a director or officer of Diversinet or such body corporation, if he acted honestly and in good faith with a view to Diversinet’s best interests and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty he had reasonable grounds for believing his conduct was lawful.  In certain circumstances Diversinet has provided its Directors or its subsidiaries’ Directors with a written indemnification confirming the indemnification available under its by-laws.

Diversinet currently maintains directors’ and officers’ liability insurance, which, subject to the provisions contained in the policy, protects the directors and officers, as such, against all claims during the term of their office provided they acted honestly and in good faith with a view to the best interests of Diversinet.  Such insurance provides for an aggregate of $5,000,000 annual protection against liability for and reimbursement of amounts paid.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that, in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended and is therefore unenforceable.

Item 9.  Exhibits

Exhibit No.	Exhibits
4.1	Form of Stock Purchase Agreement for the June 30, 2006 private placement
4.2	Form of Stock Purchase Warrant for the June 30, 2006 private placement
4.3	Form of Stock Purchase Warrant for the January 1, 2006 consulting arrangement
4.4	Form of Stock Purchase Agreement for the July 26, 2006 private placement
4.5	Form of Stock Purchase Warrant for the July 26, 2006 private placement
5.1	Legal Opinion of McCarthy Tétrault LLP regarding the legality of the common stock
4.8	Reconciliation of Canadian and US Generally Accepted Accounting Principles
23.1	Consent of KPMG LLP.
23.1	Consent of McCarthy Tétrault LLP (included in Exhibit 5.1)

Item 10.  Undertakings

Paragraph designations correspond to designations in Regulation S-K, Item 512.

(a)

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended that are incorporated by reference in the Form F-3.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to section 13(a) of section 15(d) of the Securities Exchange Act of 1934, as amended (and where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expense incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada on October 9, 2007.

DIVERSINET CORP.

By: /s/ David Hackett

David Hackett, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ravi Chiruvolu Ravi Chiruvolu	Director	October 9, 2007

/s/ Greg Milavsky Greg Milavsky	Director	October 9, 2007

/s/ William Reed William Reed	Director	October 9, 2007

/s/ Philippe Tardif Philippe Tardif	Director	October 9, 2007

/s/ Albert Wahbe Albert Wahbe	Chief Executive Officer (principal executive officer) and Director	October 9, 2007

/s/ James Wigdale James Wigdale	Director	October 9, 2007

/s/ Albert Wahbe Albert Wahbe	Authorized United States Representative, CEO of Diversinet Corporation of America, a Delaware corporation and wholly owned subsidiary of the Registrant	October 9, 2007

/s/ David Hackett David Hackett	Chief Financial Officer (principal financial officer)	October 9, 2007

EXHIBIT INDEX

Exhibit No.	Exhibit
4.1	Form of Stock Purchase Agreement for the August 31, 2007 private placement
4.8	Reconciliation of Canadian and US Generally Accepted Accounting Principles.
5.1	Legal Opinion of McCarthy Tétrault LLP regarding the legality of the common stock
23.1	Consent of KPMG LLP.
23.2	Consent of McCarthy Tétrault LLP (included in Exhibit 5.1)

#

Exhibit 4.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”), dated as of August 31, 2007 (the “Closing Date”), is by and between Diversinet Corp., a corporation organized under the laws of the province of Ontario, Canada, with its principal offices at 2235 Sheppard Avenue East, Suite 1700, Toronto, Ontario, M2J 5B5, Canada (the “Company”), and Hospital Service Association of Northeastern Pennsylvania, d/b/a Blue Cross of Northeastern Pennsylvania, a Pennsylvania non-profit corporation, with its principal offices at 19 North Main Street, Wilkes-Barre, Pennsylvania 18711-0302 (the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company 6,813,007 shares of Common Stock of the Company for $5,000,000 on the Closing Date.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser, intending to be legally bound, hereby agree as follows:

ARTICLE I.

DEFINITIONS

1.1

Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144.

“AllOne” means AllOne Health Group, Inc., a Pennsylvania corporation.

“Blackout Period” shall have the meaning ascribed to such term in Section 4.10(c)(i).

“Canadian GAAP” shall have the meaning ascribed to such term in Section 3.1(h)(ii).

“Canadian Reports” shall have the meaning ascribed to such term in Section 3.1(h)(i).

“Change in Control” means the occurrence at any time, after the date hereof, of any of the following events:

(1)

the acquisition on or after the date hereof by any one person, within the meaning of Section 13(d) and 14(d) of the Exchange Act, or more than one person, acting as a group, (other than the Company, it’s affiliates and benefit plans sponsored by the Company or its affiliates) of beneficial ownership of 50% or more of the outstanding shares of the Company’s capital stock (on a fully diluted basis); or

(2)

the approval by the shareholders of the Company of: (i) any amalgamation, consolidation, merger, plan of arrangement or other similar type of transaction involving the Company in which all of the holders of voting shares of the Company immediately before the amalgamation, consolidation, merger, plan of arrangement or similar transaction will not own 50% or more of the voting shares of the continuing or surviving corporation or entity immediately after such amalgamation, consolidation, merger, plan of arrangement or other similar type of transaction; or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company.

“Closing” means the closing of the purchase and sale of the Common Stock pursuant to Section 2.1.

“Closing Date” shall have the meaning ascribed to such term in the heading of this Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common shares of the Company, no par value, and any securities into which such common shares may hereafter be reclassified.

“Company Counsel” means McCarthy Tétrault LLP and Eaton & Van Winkle LLP.

“Disclosure Letter” means the confidential disclosure letter dated the date hereof delivered by the Company to the Purchaser with respect to certain information required to be disclosed to the Purchaser pursuant to the Agreement.

“Effective Date” means the date that the Registration Statement is first declared effective by the Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holders” shall have the meaning ascribed to such term in Section 4.10(b)(i).

“Information Documents” shall have the meaning ascribed to such term in Section 3.1(h)(i).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Knowledge” or “Knowledge of the Company” and words or phrases of similar import shall mean the actual knowledge of Albert Wahbe and David Hackett, obtained after reasonable inquiry, including, without limitation, discussions with the directors, officers and employees of the Company having responsibility for or who would reasonably be expected to have knowledge of the matters for which the inquiry or investigation was made.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.1(b).

“Material Event” shall have the meaning ascribed to such term in Section 4.10(c)(ii).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Material Subsidiary” shall mean Caradas Inc.

“Per Share Purchase Price” means the average closing price of the Common Stock on the Trading Market during the period June 14, 2007 to August 29, 2007 (inclusive).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus”  shall have the meaning ascribed to such term in Section 4.10(c)(i).

“Recent Information Documents” shall mean the Information Documents filed during the two year period prior to the Closing Date.

“Registrable Stock” shall have the meaning ascribed to such term in Section 4.10(b)(i).

“Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering the Registrable Stock (as defined in Section 4.10(b)(i)).

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Revenue Share Agreement” means the License and Revenue Share Agreement, dated as of the date of this Agreement, among the Company and AllOne, in the form of Exhibit A hereto.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities Act” means the Securities Act of 1933, as amended.

“Shareholders Agreement” means the Shareholder’s Agreement, dated as of the date of this Agreement, among the Purchaser, Albert Wahbe and Lakefront Partners, LLC and James B. Wigdale.

“Shares” means shares of the Common Stock issued to the Purchaser pursuant to this Agreement, together with any shares of Common Stock issued upon a stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing following the Closing Date.

“Subscription Amount” shall have the meaning ascribed to such term in Section 2.1.

“Subsidiaries” shall mean the subsidiaries of the Company as disclosed in the Company’s filings with the SEC.

“Trading Day” means a day on which the Common Stock is traded on the Trading Market.

“Trading Market” means the Over the Counter Bulletin Board exchange or such other principal market or exchange on which the Common Stock is listed or quoted at the relevant time.

“Transaction Documents” means this Agreement, the Revenue Share Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

ARTICLE II.

PURCHASE AND SALE

2.1

Closing.  On the Closing Date, the Purchaser shall purchase from the Company, and the Company shall issue and sell to the Purchaser 6,756,757 Shares for $5,000,000 (the “Subscription Amount”).  The Closing shall occur at a location as the parties shall mutually agree.

2.2

Deliveries.

(a)

On the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i)

this Agreement duly executed by the Company;

(ii)

a treasury order to the Company’s transfer agent for a certificate evidencing 6,756,757 Shares, registered in the name of the Purchaser;

(iii)

the Revenue Share Agreement duly executed by the Company;

(iv)

a certificate of the Secretary of the Company as to the Company’s Articles of Incorporation, as amended, By-Laws, as amended, resolutions of the Board of Directors of the Company approving the transactions contemplated by the Transaction Documents, and the accuracy of the specimen signatures of the officers or other authorized representatives of the Company executing this Agreement and the Transaction Documents; and

(v)

a legal opinion of Company Counsel, in the form of Exhibit A attached to the Disclosure Letter.

(b)

On the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i)

this Agreement duly executed by the Purchaser;

(ii)

the Purchaser’s Subscription Amount by wire transfer to the account as specified in writing by the Company; and

(iii)

the Revenue Share Agreement duly executed by AllOne.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1

Representations and Warranties of the Company.  The Company hereby represents and warrants to the Purchaser as follows:

(a)

Subsidiaries.  All of the direct and indirect Subsidiaries of the Company are set forth in the SEC Reports.  The Company owns, directly or indirectly, the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.  The Company owns 100% of the capital stock of the Material Subsidiary free and clear of any Liens.  The only Subsidiary conducting business is the Material Subsidiary.

(b)

Organization and Qualification.  Each of the Company and the Material Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor the Material Subsidiary is in violation or default of any of the provisions of its respective articles or certificate of incorporation, by-laws or other organizational or charter documents.  Each of the Company and the Material Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document; (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company and the Material Subsidiary, taken as a whole; or (iii) a material adverse effect on the Company’s ability to perform in any respect on a timely basis its material obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)

Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and its Board of Directors and no further action is required by the Company in connection therewith other than in connection with the Required Approvals.  Each Transaction Document has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d)

No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Shares and the consummation by the Company of the other transactions contemplated thereby do not and will not: (i) conflict with or violate any provision of the Company’s or the Material Subsidiary’s articles or certificate of incorporation, by-laws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or the Material Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Material Subsidiary debt or otherwise) to which the Company or the Material Subsidiary is a party or by which any property or asset of the Company or the Material Subsidiary is bound or affected; or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or the Material Subsidiary is subject (including federal, state and Canadian securities laws and regulations), or by which any property or asset of the Company or the Material Subsidiary is bound or affected.

(e)

Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) filings required pursuant to Section 4.5 of this Agreement; (ii) the filing with the Commission of the Registration Statement and any amendments thereto; (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws; and (iv) the filing with applicable securities regulatory authorities in Canada on the System for Electronic Document Analysis and Retrieval (SEDAR) of a press release and material change report in connection with the transactions contemplated hereby and a copy of the Transaction Documents (collectively, the “Required Approvals”).

(f)

Issuance of Shares.  The Shares issued pursuant to this Agreement are duly authorized and the Shares, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Company has reserved from its duly authorized capital stock the Shares of Common Stock issuable pursuant to this Agreement.

(g)

Capitalization.  The authorized capital stock of the Company consists of an unlimited number of shares of common stock.  The number of shares of common stock and all subscriptions, warrants, options, convertible securities, and other rights to purchase or otherwise acquire equity securities of the Company issued and outstanding as of the date hereof are 34,985,318 shares of common stock issued and outstanding, share purchase warrants to acquire up to 9,027,047 shares of common stock issued and outstanding and share purchase options to purchase up to 4,600,000 shares of common stock issuable under the Company’s stock option plan.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as a result of the purchase and sale of the Shares, as disclosed herein or as set forth in Section 3.1(g) of the Disclosure Letter, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock.  The sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.  All of the outstanding shares of common stock of the Company have been issued in compliance with all federal, state and Canadian securities laws, and none of such outstanding shares were issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Knowledge of the Company, between or among any of the Company’s shareholders.

(h)

Reports; Financial Statements.

(i)

The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act during the three year period prior to the Closing Date, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  During the three year period prior to the Closing Date, the Company has also filed all reports required to be filed by it under the Securities Act (Ontario) with the Ontario Securities Commission on the System for Electronic Document Analysis and Retrieval (SEDAR) (the “Canadian Reports” and collectively with the SEC Reports, the “Information Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such Canadian Reports prior to the expiration of any such extension.

(ii)

As of their respective dates, the Information Documents, as amended, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the Information Documents, and, to the Knowledge of the Company, none of the Information Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  None of the statements made in any such Information Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior to the date hereof).  As of their respective dates, the financial statements of the Company included in the Information Documents complied as to form with applicable accounting requirements and the published rules and regulations of the SEC and Canadian regulatory authorities with respect thereto.  Such financial statements have been prepared in accordance with Canadian generally accepted accounting principles, consistently applied (“Canadian GAAP”), during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly and accurately present the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  The principles conform in all material respects with United States generally accepted accounting principles, consistently applied, except as described in Note 13 to the Company’s financial statements for the year ended December 31, 2006.

(i)

Material Changes.  Except as specifically disclosed in the Information Documents filed since December 31, 2006, the date of the latest audited financial statements: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than: (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice; (B) liabilities not required to be reflected in the Company’s financial statements pursuant to Canadian GAAP or required to be disclosed in filings made with the Commission or incurred in connection with acquisitions disclosed in the Recent Information Documents; and (C) in connection with outstanding litigation described in Section 3.1(j) of the Disclosure Letter; (iii) the Company has not altered its method of accounting (except as disclosed in Note 1 to the Company’s interim consolidated financial statements for the three months ended March 31, 2007); (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock; and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans, employment or consulting agreements or employee or consultant bonuses as approved by the Board of Directors.  The Company does not have pending before the Commission any request for confidential treatment of information.

(j)

Litigation.  Except as set forth on Section 3.1(j) of the Disclosure Letter, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Knowledge of the Company, threatened against the Company, the Material Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor the Material Subsidiary, nor, to the Knowledge of the Company, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal, state or Canadian securities laws or a claim of breach of fiduciary duty.  There has not been, and there is not pending or, to the Knowledge of the Company, threatened, any investigation by the Commission involving the Company or, to the Knowledge of the Company, any current or former director or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or the Material Subsidiary under the Exchange Act or the Securities Act.

(k)

Labor Relations.  No material labor dispute exists or, to the Knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.

(l)

Compliance.

(i)

Neither the Company nor the Material Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or the Material Subsidiary under), nor has the Company or the Material Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived); (ii) is in violation of any order of any court, arbitrator or governmental body; or (iii) is in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business except in the case of clauses (i) through (iii) as could not reasonably be expected to result in a Material Adverse Effect.

(ii)

Subject to the accuracy of the representations and warranties of the Purchaser contained herein, the issuance of the Shares to the Purchaser hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act and is exempt from the prospectus requirements of applicable Canadian securities legislation.

(m)

Regulatory Permits.  Except as set forth in Section 3.1(m) of the Disclosure Letter, the Company and the Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state, local or Canadian regulatory authorities necessary to conduct their respective businesses (“Material Permits”), and neither the Company nor the Material Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n)

Title to Assets.  Each of the Company and the Material Subsidiary have good title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state, Canadian or other taxes, local improvements, assessments, governmental charges or levies the payment of which is neither delinquent nor subject to penalties undetermined, inchoate or satisfactory Liens including Liens of public utilities, workers, suppliers of materials, builders, contractors and unpaid vendors of movable property, Liens in connection with workers’ compensation, unemployment insurance and other social security obligations and deposits securing liability to insurance carriers or self-insurance arrangements.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance, except for non-compliance that could not reasonably be expected to have a Material Adverse Effect.  None of the Company nor any Subsidiary owns any real property in fee simple.

(o)

Intellectual Property.  Section 3.1(o) of the Disclosure Letter (the “Intellectual Property Disclosure”) contains a complete list as of the date of this Agreement of all issued or registered Patents and applications for patents, registered Trademarks and applications to register Trademarks, and registered Copyrights and applications to register Copyrights owned by, licensed by, licensed to or used by the Company or the Material Subsidiary in any country.  For purposes of this Agreement, “Intellectual Property” means all of the following which is owned by, licensed by, licensed to, or used by the Company or any of its Subsidiaries (including all authorized copies and embodiments thereof): (i) all registered and unregistered trademarks, service marks, logos, trade names, and other indications of origin, the goodwill associated with the foregoing and registrations of the foregoing in any jurisdiction, and applications in any jurisdiction to register the foregoing (the “Trademarks”); (ii) all issued U.S., Canadian and foreign patents and pending patent applications, including, without limitation, divisionals, continuations, continuations in part, continuing, reissue and renewal applications (the “Patents”); (iii) all registered and unregistered copyrights and all applications to register the same (the “Copyrights”); (iv) all protectable items of trade dress used by the Company or any of its Subsidiaries (the “Trade Dress”); (v) information that is deemed to be confidential and a trade secret and is created by the Company or the Material Subsidiary that has not become independently publicly available by disclosure by a third party (the “Trade Secrets”); (vi) all computer software and protectable databases owned by the Company or any of its Subsidiaries or under development by, or specifically on behalf of, the Company or any of its Subsidiaries (the “Software”); (vii) all licenses and agreements pursuant to which the Company or any of its Subsidiaries has acquired rights in or to the Trademarks, Patents, Copyrights, Trade Dress, Trade Secrets or Software (excluding software and databases licensed to the Company or any of its Subsidiaries under open source license or standard (except for immaterial deviations), nonexclusive software licenses granted to end-user customers by third parties in the ordinary course of such third parties’ business) (“Licenses-In”); (viii) all licenses and agreements pursuant to which the Company or any of its Subsidiaries has licensed or transferred the rights in and to Intellectual Property (excluding software licensed by the Company or any of its Subsidiaries under standard (except for immaterial deviations), non-exclusive software licenses granted to end-user customers by the Company or any of its Subsidiaries in the ordinary course of business) (“Licenses-Out”); and (ix) all confidential and proprietary trade secrets, know-how, processes, procedures, drawings, specifications, designs, plans, proposals or technical data (“Proprietary Information”).  Except as set forth on the Intellectual Property Disclosure:

(i)

the rights of the Company or the Material Subsidiary in and to each item of Intellectual Property are owned or licensed by the Company or the Material Subsidiary, free and clear of any Liens, material claims against the Company or any of its Subsidiaries, or encumbrances whatsoever (except, in the case of licensed Intellectual Property, as set forth in the license therefor).  To the Knowledge of the Company, the Company and the Material Subsidiary have or will be able to obtain all rights or licenses to use all of the Inventions, patent rights, trademarks, service marks, trade names, copyrights, Trade Secrets, Trade Dress and know-how necessary to commercialize the products, software and systems now proposed to be commercialized by the Company.  Except as set forth on the Intellectual Property Disclosure, all of the Company’s or any of its Subsidiaries’ rights in and to such Intellectual Property owned by the Company or any of its Subsidiaries are freely assignable by it, including the right to create derivative works.  Except as set forth on the Intellectual Property Disclosure, as of the date of this Agreement, neither the Company nor or any of its Subsidiaries is under any obligation to pay any royalty, license fee or other similar consideration to any third party or to obtain any approval or consent for use of any of the Intellectual Property (except, in the case of licensed Intellectual Property, as set forth in the license therefor).  To the Knowledge of the Company, none of the Intellectual Property owned by the Company or the Material Subsidiary infringes or violates the intellectual property or proprietary rights of any other Person.  To the Knowledge of the Company, neither the Company nor the Material Subsidiary has received any notice of a claim or an infringement, nor is the Company or the Material Subsidiary subject to any complaint, action, suit or proceeding involving an alleged violation or infringement of another Person’s intellectual property or proprietary rights, and, to the Knowledge of the Company, no charge, investigation, material claim or demand, is threatened, nor is there any basis for such a charge, investigation, material claim or demand, which challenges the legality, validity, enforceability, or ownership of any of the Intellectual Property owned or currently used by the Company or the Material Subsidiary; and neither the Company nor the Material Subsidiary is subject to any outstanding judgment, order, decree, or injunction issued by a court of competent jurisdiction.

(ii)

To the Knowledge of the Company, no material breach or material default (or event which with notice or lapse of time or both would result in an event of material default) by the Company or the Material Subsidiary exists or has occurred, but not been cured, under any License-In or other agreement pursuant to which the Company or the Material Subsidiary uses any Intellectual Property, and the consummation of the transactions contemplated by this Agreement will not violate or conflict with or constitute a material default (or an event which, with notice or lapse of time or both, would constitute a material default) or result in a forfeiture under, or constitute a basis for termination of, any such License-In or other agreement.

(iii)

Except for Licenses-In Intellectual Property, to the Knowledge of the Company, no Intellectual Property owned or used by the Company or the Material Subsidiary, and no product or service licensed or sold by the Company or the Material Subsidiary infringes upon any trademark, trade name, copyright or U.S. patent, or any foreign patent, or misappropriates any trade secret, right of publicity, right of privacy or other intellectual property or proprietary right of any Person or would give rise to an obligation to render an accounting to any Person as a result of co-authorship or co-invention.  Neither the Company nor any of its Subsidiaries has received any notice, written or oral, of any adversely held patent, trademark, copyright, service mark, trade name or trade secret of any other Person alleging or threatening to assert that the Company’s or any of its Subsidiaries’ use of any of the Intellectual Property infringes upon or is in conflict with any intellectual property or proprietary rights of any third party.  Except as set forth on the Intellectual Property Disclosure, the Company has no Knowledge of any substantial basis for any charge, claim, suit or action asserting any such infringement of any intellectual property of any third party or asserting that the Company or any of its Subsidiaries does not have the legal right to use any of its Intellectual Property.

(iv)

All the Company’s and the Material Subsidiary’s Patents and registered Trademarks shown in the Intellectual Property Disclosure have been filed in, issued by or registered with the United States Patent and Trademark Office or the corresponding offices of other countries have been so duly filed, registered or issued, as the case may be, and have been properly maintained and renewed (except for those Patents or Trademarks listed on the Intellectual Property Disclosure which the Company, exercising its reasonable business judgment, decided not to renew or maintain) in accordance with all applicable provisions of law and administrative regulations in the United States, Canada and each such other country.  The Company and the Material Subsidiary have used reasonable efforts to diligently protect their respective rights in such Patents and Trademarks, and, to the Knowledge of the Company, there have been no acts or omissions by the Company or the Material Subsidiary, the result of which would be to compromise the rights of the Company or the Material Subsidiary to apply for or enforce appropriate legal protection of such Patents and Trademarks.

(v)

The Company and each Subsidiary have used their reasonable efforts to protect the proprietary and, as appropriate, confidential nature of all Proprietary Information that the Company or any of its Subsidiaries presently owns or uses, including entering into non-disclosure agreements when appropriate.  Further, as of the date of this Agreement, except as provided on the Intellectual Property Disclosure, to the Knowledge of the Company, it has not received any notice of any claims or potential claims by a third party or former employee against any of its Intellectual Property that would prevent the lawful conduct of the Company’s or any of its Subsidiaries’ business as now conducted or require the payment of a royalty, licensee fee or other such fee.

(p)

Insurance.  Each of the Company and the Material Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged.  Neither the Company nor the Material Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(q)

Transactions With Affiliates and Employees.  Except as set forth in the Recent Information Documents, none of the officers or directors of the Company and none of the employees of the Company are presently a party to any transaction with the Company or any Subsidiary (other than for services as consultants, employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $50,000, other than: (i) for payment of salary or consulting fees for services rendered; (ii) reimbursement for expenses incurred on behalf of the Company; and (iii) for other employee benefits, bonuses (either in cash or stock) or other compensation including stock option agreements under any stock option plan of the Company.

(r)

Sarbanes-Oxley.  The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date, and the rules and regulations promulgated thereunder.

(s)

Exchange Act and Securities Act (Ontario) Compliance.  Since January 1, 2004, the Company has filed on a timely basis all reports, circulars, financial statements, press releases, material change reports and other documents required to be filed by it under the Exchange Act and the Securities Act (Ontario) and such reports, circulars, financial statements, press releases, material change reports and other documents were accurate in all material respects at the time of filing.

(t)

Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker or bank with respect to the transactions contemplated by this Agreement.  The Purchaser shall have no obligation (other than with respect to its own actions) with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(u)

Private Placement.  Assuming that the representation and warranty of the Purchaser set forth in Section 3.2(b), (c), (d) and (e) is true and correct, no registration under the Securities Act or Canadian law is required for the offer and sale of the Shares by the Company to the Purchaser as contemplated hereby.  The sale of the Shares hereunder does not contravene the rules and regulations of the Trading Market.

(v)

Registration Rights.  Except as set forth in the Recent Information Documents or for options, warrants or shares of Common Stock for employees, consultants, officers or directors of the Company, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(w)

Listing and Maintenance Requirements.  The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its Knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  The Company has not, in the 12 months preceding the date hereof, received notice from the Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of the Trading Market.  The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(x)

Disclosure.  The representations and warranties of the Company made in this Agreement, the Transaction Documents and the certificates and statements executed or delivered by the Company in connection with this Agreement and the Transaction Documents, when taken together, do not contain any untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties, certificates or statements not misleading in light of the circumstances in which they were made or delivered.

(y)

Tax Status.  Each of the Company and the Material Subsidiary has made or filed all federal, state and Canadian income and all other tax returns, reports and declarations required to be made or filed by any jurisdiction to which it is subject where the failure to so file could reasonably be expected to result in a Material Adverse Effect and has paid all taxes and other governmental assessments and charges, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  To the Knowledge of the Company, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.  With the exception of tax returns being reviewed for Scientific Research & Experimental Development purposes, none of the Company’s tax returns is presently being audited by any taxing authority.

(z)

General Solicitation.  Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising.  The Company has offered the Shares for sale only to the Purchaser.

(aa)

Foreign Corrupt Practices.  Neither the Company, nor to the Knowledge of the Company, any agent or other person acting on behalf of the Company, has: (i) directly or indirectly, knowingly used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; or (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is  in violation of law in any material respect.

(bb)

Accountants.  The Company’s auditors are KMPG LLP.  To the Company’s Knowledge, such auditors, who the have expressed their opinion with respect to the financial statements included in the Company’s Annual Report on Form 20-F for the year ended December 31, 2006, are independent accountants as required by the Securities Act.

(cc)

Undisclosed Liabilities.  The Company has no material liabilities, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due, including any liability for taxes and any off-balance sheet liability (collectively, “Liabilities”), except for: (i) Liabilities set forth in the latest audited balance sheet; (ii) Liabilities disclosed in Section 3.1(cc) of the Disclosure Letter; and (iii) Liabilities which have arisen after December 31, 2006 in the ordinary course of business, which are not expected to be individually, or in the aggregate, material.

(dd)

Acknowledgment Regarding Purchaser’s Purchase of Shares.  The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby.  The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchaser’s purchase of the Shares.  The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

The Purchaser acknowledges and agrees that the Company does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.1.

3.2

Representations and Warranties of the Purchaser.  The Purchaser hereby represents and warrants to the Company as follows:

(a)

Organization; Authority.  The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania with full right, corporate power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder.  The execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Purchaser.  Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b)

Purchaser Representation.  The Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for its own account and not with a view to or for distributing or reselling such Shares or any part thereof, has no present intention of distributing any of such Shares and has no arrangement or understanding with any other persons regarding the distribution of such Shares (this representation and warranty not limiting the Purchaser’s right to sell the Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws).

(c)

Purchaser Status.  At the time the Purchaser was offered the Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act and an “accredited investor” within the meaning of National Instrument 45-106 of the Canadian Securities Administrators and is purchasing the Shares as principal.  The Purchaser hereby covenants with the Company not to make any sale of the Shares without satisfying the prospectus delivery requirements under the Securities Act, if any, and otherwise comply with applicable requirements of Canadian securities laws relating to the resale of the Shares.

(d)

Experience of the Purchaser.  The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has requested, received, reviewed and understood all information it deems relevant in making an informed decision to purchase the Shares, including, without limitation, the information contained in the Recent Information Documents and has so evaluated the merits and risks of such investment.  The Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.  The Purchaser acknowledges that the offering of the Shares pursuant to this Agreement has not been reviewed by the Commission or any state or Canadian provincial securities regulatory authority.

(e)

General Solicitation.  The Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)

Recent Information Documents.  The Purchaser has read and reviewed the Company’s Recent Information Documents and has had the opportunity to ask questions of Company representatives regarding the contents of such Recent Information Documents and such questions have been answered to the full satisfaction of the Purchaser.  The Purchaser has relied on the Recent Information Documents and the Company’s representations and warranties in conjunction with its investment decision-making process.  The Purchaser has, in connection with its decision to purchase the Shares, not relied upon any representations or other information (whether oral or written) other than as set forth in the Recent Information Documents and the representations and warranties of the Company contained herein.

(g)

Private Placement.  The Purchaser understands that the Company is relying on the statements contained herein to establish an exemption from registration under U.S. federal and state securities laws and applicable Canadian provincial securities laws.

(h)

Certain Fees.

The Purchaser has not engaged or retained any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person and has not agreed to pay any commissions or other fees to any of the same with respect to the transactions contemplated by this Agreement.

The Company acknowledges and agrees that the Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1

Transfer Restrictions.

(a)

The Shares may only be disposed of in compliance with applicable state, federal and Canadian provincial securities laws.  In connection with any transfer of Shares, other than pursuant to an effective registration statement, pursuant to Rule 144 (subject to the Company’s receipt of routine backup documentation from the Purchaser) or to the Company, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Transaction Documents.

(b)

The Purchaser understands and agrees that each certificate or other document evidencing any of the Shares shall be endorsed with the legend in substantially the form set forth below, as well as any other legends required by applicable law or pursuant to the Transaction Documents, and the Purchaser covenants that the Purchaser shall not transfer the Shares without complying with the restrictions on transfer described in the legends endorsed on such certificates:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS OR CANADIAN SECURITIES LAWS.  THESE SECURITIES MAY NOT BE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE LAW AND, IF APPLICABLE, CANADIAN SECURITIES LAWS OR (B) EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS ARE AVAILABLE.  AS A CONDITION TO PERMITTING ANY TRANSFER OF THESE SECURITIES, THE COMPANY MAY REQUIRE THAT IT BE FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATIONS IS LEGALLY REQUIRED FOR SUCH TRANSFER.

UNLESS PERMITTED UNDER APPLICABLE PROVINCIAL SECURITIES LEGISLATION OF CANADA, THIS AGREEMENT AND THE SHAREHOLDERS AGREEMENT, THE HOLDER OF THESE SECURITIES SHALL NOT TRADE THESE SECURITIES BEFORE JANUARY 1, 2008.

(c)

Certificates evidencing the Shares shall not contain any legend (including the legend set forth in Section 4.1(b)), other than the legend relating to resale restrictions under applicable Canadian provincial securities laws, (i) while a registration statement (including the Registration Statement) covering the resale of such Shares is effective under the Securities Act, or (ii) following any sale of such Shares pursuant to Rule 144, or (iii) if such Shares are eligible for sale under Rule 144(k) (subject to receipt of routine backup documentation demonstrating eligibility for such rule), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission).  The Company shall use its best efforts to cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the Effective Date, if required, by the Company’s transfer agent to effect the removal of the legend hereunder.  The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than five (5) Trading Days following the delivery by the Purchaser to the Company or the Company’s transfer agent of a certificate representing Shares issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to the Purchaser a certificate representing such Shares that is free from all restrictive and other legends, other than the legend relating to resale restrictions under applicable Canadian provincial securities laws.  Unless required under applicable law, the Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

(d)

In addition to the Purchaser’s other available remedies, the Company shall pay to the Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Shares subject to Section 4.1(c), $0.50 per Trading Day for each Trading Day after the Legend Removal Date until such certificate is delivered. Nothing herein shall limit the Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Shares as required by the Transaction Documents, and the Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(e)

The Purchaser agrees that the removal of the restrictive legend from certificates representing Shares as set forth in this Section 4.1 is predicated upon the Company’s reliance that the Purchaser will sell any Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, which the Purchaser hereby covenants to do.

4.2

Acknowledgement.  The Purchaser acknowledges the reporting requirements under United States and Canadian provincial securities laws which may be applicable to it in connection with the acquisition of the securities hereunder, including those of (i) section 13(d) of the Securities and Exchange Act of 1934, (ii) section 101 of the Securities Act (Ontario) and section 111 of the Securities Act (British Columbia), and (iii) section 107 of the Securities Act (Ontario) and section 87 of the Securities Act (British Columbia) (the provisions referred to in sections (ii) and (iii) relate to early warning requirements and insider reporting requirements applicable in connection with the acquisition by the Purchaser of common shares resulting in the Purchaser and persons acting jointly or in concert holding 10% or more of the common shares of the Company).

4.3

Furnishing of Information.  The Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  As long as the Purchaser owns Shares and until the Purchaser is eligible to use Rule 144(k), if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Shares under Rule 144.

4.4

Integration.  The Company has not in the past nor will it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Shares, as contemplated by this Agreement, within the provisions of Section 5 of the Securities Act.  Neither the Company nor any of its Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) has directly, or through any agent: (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act) which is or could be integrated with the sale of the Shares in a manner that would require the registration under the Securities Act of the Shares; or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Shares or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

4.5

Securities Laws Disclosure; Publicity.  The Company shall issue a press release or file a Current Report on Form 6-K reasonably acceptable to the Purchaser disclosing the material terms of the transactions contemplated hereby.  The Company and the Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and the Purchaser shall have the right to review and comment on the contents of any such press release prior to its release by the Company. Notwithstanding the foregoing, the Company shall be entitled to make any filing and press release that it determines is required in order to comply with any applicable law.  Notwithstanding the foregoing, other than in any registration statement and filings related thereto and as contemplated under Section 3.1(e), the Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the Commission or any regulatory agency, market or exchange (including, without limitation, the Trading Market), without the prior written consent of the Purchaser, except to the extent such disclosure is required by law or the Trading Market regulations, in which case the Company shall provide the Purchaser with prior notice of such disclosure and in respect of such other public disclosure which is consistent with information which has previously been disclosed.

4.6

Use of Proceeds.  The Company shall use the net proceeds from the sale of the Shares hereunder for general working capital and corporate purposes.

4.7

Furnishing of Information.  As long as the Purchaser owns Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

4.8

Listing of Common Stock.  As long as the Purchaser owns Shares, the Company hereby agrees to use best efforts to maintain the listing of the Common Stock on the Trading Market, and as soon as reasonably practicable following the Closing (but not later than the earlier of the Effective Date and the first anniversary of the Closing Date) to list all of the Shares on the Trading Market.  The Company further agrees, if the Company applies to have the Common Stock traded on any other market or exchange (including, without limitation, Nasdaq or the Toronto Stock Exchange), it will include in such application all of the Shares, and will take such other action as is necessary to cause the Shares to be listed on such other market or exchange as promptly as possible.  The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on the Trading Market (or such other market or exchange) and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market (or such other market or exchange).

4.9

Downside Protection.  Should the Company within three hundred and sixty (360) days of the Closing Date, issue or sell any Common Stock or securities convertible into Common Stock for consideration per share (determined on an as converted basis) less than the Per Share Purchase Price, then forthwith upon such issue or sale, the Company shall issue an additional number of shares of Common Stock to the Purchaser equal to the product obtained by multiplying (A) the number of Shares which the Purchaser purchased pursuant hereto by (B) the percentage difference between the Per Share Purchase Price and the price that the Company sells Common Stock within the 360-day period.  For the purposes of this Section 4.9, an equity offering means a sale by the Company of Common Stock (or securities convertible into Common Stock), for cash consideration, and excludes any issue and sale of Common Stock (or securities convertible into Common Stock) pursuant to the Company’s current stock option plan, pursuant to options or warrants currently outstanding, pursuant to any compensation arrangement with employees, officers, directors or consultants or in respect of an acquisition by the Company.

4.10

Registration of the Shares; Compliance with the Securities Act.

(a)

Registration Statement on Form F-3.  The Company represents and warrants that the Company currently meets the requirements for use of Form F-3 under the Securities Act.  The Company shall file all reports required to be filed by the Company with the Commission in a timely manner and take such other actions as shall be necessary for the Company to maintain such eligibility for the use of Form F-3.

(b)

Registration Procedures and Expenses.  The Company shall:

(i)

use its commercially reasonable efforts, but in no event later than ninety (90) days after Closing, to prepare and file with the Commission a Registration Statement under the Securities Act following the date of Closing, and use its reasonable best efforts to cause the Registration Statement to become effective as soon as practicable thereafter, relating to the resale pursuant to Rule 415 under the Securities Act of the Shares (whether owned by the Purchaser or any third party) (“Registrable Stock”) by the holders thereof (“Holders”) from time to time through the automated quotation system of Nasdaq or the facilities of any national securities exchange on which the Common Stock are then traded or in privately-negotiated transactions;

(ii)

each time the Company shall determine to file a registration statement registering any of its equity securities under the Securities Act (other than pursuant to subsection (b)(i) above or pursuant to a registration on Forms F-4, F-8, F-80 or S-8 or any successor or similar forms), the Company will give written notice of its determination to all Holders.  Upon the written request of a Holder given within twenty (20) days after the giving of any such notice by the Company, the Company will use its commercially reasonable efforts to cause all such shares of Registrable Stock, the Holders of which have so requested registration thereof, to be included in such Registration Statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Registrable Stock to be so registered.  If the Registration Statement is to cover an underwritten distribution, the Company shall use its commercially reasonable efforts to cause the Registrable Stock requested for inclusion pursuant to this paragraph to be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters.  If, in the good faith judgment of the managing underwriter of such public offering, the inclusion of any or all of the Registrable Stock requested for inclusion pursuant to this paragraph and other securities would interfere with the successful marketing of a smaller number of shares to be offered, then the number of shares of Registrable Stock and other securities to be included in the offering (except for shares to be issued by the Company in an offering initiated by the Company) shall be reduced accordingly on a pro rata basis with the other security holders.  If, at any time after giving notice of its intention to register any of its securities as set forth in this subsection (b)(ii) and before the effective date of such registration statement filed in connection with such registration, the Company shall determine, for any reason, not to register such securities, the Company may, in its sole discretion, give written notice of such determination to the Holders and thereupon shall be relieved of any obligation to register any shares of Registrable Stock in connection with such registration;

(iii)

promptly and in good faith respond to all Commission’s comments on the Registration Statement, and within two (2) business days of receipt of an indication from the Commission that it has no further comments, request acceleration of the effectiveness of the registration at the earliest practicable time;

(iv)

prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earlier of:  (i) the date on which the Holder may sell all the Shares then held by the Holder within a three-month period in accordance with Rule 144; or (ii) such time as all the Registrable Stock purchased by the Holder have been sold pursuant to a registration statement;

(v)

so long as the Registration Statement is effective covering the resale of the Registrable Stock owned by the Holders, furnish to the Holder such reasonable number of copies of prospectuses and such other documents as the Holders may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Stock;

(vi)

file documents required of the Company for blue sky clearance in states specified in writing by the Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not so qualified or has not so consented;

(vii)

bear all expenses in connection with the procedures in paragraphs (i) through (vi) of this Section and the registration of the Shares pursuant to the Registration Statement, except for any underwriting discounts, brokerage fees and commissions incurred by the Purchaser, if any;

(viii)

with a view to making available to the Purchaser the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the Commission that may at any time permit the Purchaser to sell the Shares to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of: (A) such date as all of the Purchaser’s Shares may be resold within a given three-month period pursuant to Rule 144 or any other rule of similar effect; or (B) such date as all of the Purchaser’s Shares shall have been resold; and (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and under the Exchange Act;

(ix)

notify the Holders participating in such registration, promptly after it shall receive notice thereof, of the date and time when such Registration Statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such Registration Statement has been filed;

(x)

notify the Holders participating in such registration promptly of any request by the Commission or any state securities commission or agency for the amending or supplementing of such Registration Statement or prospectus or for additional information;

(xi)

prepare and promptly file with the Commission, and promptly notify such participating Holders of the filing of, such amendments or supplements to such Registration Statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(xii)

advise such participating Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission or any state securities commission or agency suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(xiii)

cooperate with the Holders to facilitate the timely preparation and delivery (under normal way settlement procedures) of certificates representing securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request prior to sales of securities pursuant to such Registration Statement;

(xiv)

comply with all applicable rules and regulations of the Commission and shall make generally available as soon as practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Securities Act;

(xv)

permit the Purchaser to assign the rights under this Section to any other person in connection with a transfer of the Registrable Stock in compliance with, or pursuant to an exemption from registration under, the Securities Act.

(c)

Blackout Period.

(i)

The Company may suspend, at any time or from time to time, the use of the prospectus which forms part of the Registration Statement (the “Prospectus”) for a period or periods of time not to exceed an aggregate of sixty (60) calendar days in any 12 month period, provided that during any three month period such aggregate period of time shall not exceed thirty (30) calendar days (each, a “Blackout Period”), if the Company determines that the filing or continued use of the Prospectus would: (w) require the public disclosure of material non-public information concerning any transaction or negotiations involving the Company or any of its affiliates that, in the good faith judgment of the Board of Directors of the Company, would materially interfere with such transaction or negotiations; (x) otherwise require premature disclosure of information that, in the good faith judgment of the Board of Directors of the Company, would adversely affect or otherwise be detrimental to the Company; (y) require amendment or supplement to the Registration Statement due to the happening of any event that comes to the attention of the Company and as a result of which the Registration Statement or Prospectus would contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (z) adversely affect the success of an offering of securities by the Company which the Company proposes to or has registered under applicable securities laws.  The Company shall provide the Holders whose Registrable Stock is registered under the Registration Statement with written notice of the commencement of a Blackout Period and of the termination of such Blackout Period.

(ii)

The Purchaser agrees that, upon receipt of any written notice from the Company of the happening of any event of the kind described in Section 4.10(c)(i) (a “Material Event”), the Purchaser will forthwith discontinue disposition of the Registrable Stock under the Prospectus until the Company confirms in writing that the Blackout Period has terminated and that the Prospectus may be used for the disposition of Registrable Stock or until receipt of copies of a supplemented or amended Prospectus, and, if so requested by the Company, will deliver to the Company all copies of the Prospectus covering the Registrable Stock in its possession at the time of receipt of such notice.

(iii)

The Purchaser shall, at any time it is engaged in a distribution of Registrable Stock, comply with all applicable laws.

(d)

Holder Information.  The Company may require each Holder of shares of Registrable Stock to be sold pursuant to the Registration Statement (or a registration statement under Section 4.10(b)(ii) above) to furnish to the Company, pursuant to a selling shareholder questionnaire or otherwise, such information regarding the Holder and the distribution of the shares of Registrable Stock as the Company may from time to time reasonably require for inclusion in the Registration Statement (or registration statement, as applicable), and the Company may exclude from such registration the shares of Registrable Stock of any Holder that fails to furnish such information within the applicable time period.

4.11

Put Right.

(a)

Change of Control Put Rights.  Subject to Sections 4.11(a)(i) through (iii) below, upon the occurrence of a Change of Control (a “COC Put Event”), the Purchaser shall have the right, at its option, to require the Company to repurchase all or a portion of its Shares, and the Company agrees to purchase from the Purchaser such Shares on the terms and subject to the conditions set forth in this Section 4.11 (the “COC Put Right”).

(i)

Upon a COC Put Event which includes the sale or transfer of all the Purchaser’s Shares at a price in excess of the Per Share Purchase Price, the Purchaser agrees that it will not exercise its COC Put Right.  If, however, the consideration offered to the Purchaser pursuant to the COC Put Event is less than the Per Share Purchase Price, the Purchaser shall have the right, at its option, to exercise its COC Put Right and require the Company to repurchase all of its Shares, and the Company agrees to purchase from the Purchaser such Shares at a price equal to the Per Share Purchase Price.

(ii)

Upon a COC Put Event which includes the sale or transfer of less than all of the Purchaser’s Shares on a pro-rata basis with the other shareholders at a price in excess of the Per Share Purchase Price, the Purchaser agrees that it will not exercise its COC Put Right with respect to the Shares subject to sale or transfer in the COC Put Event.  In such case, the Purchaser shall have the right, at its option, to exercise its COC Put Right and require the Company to repurchase all of its Shares which are not sold or transferred in the COC Put Event, and the Company agrees to purchase such Shares at a price equal to the per share purchase price in the underlying COC Put Event.  If, however, the consideration offered to the Purchaser pursuant to the COC Put Event is less than the Per Share Purchase Price, the Purchaser shall have the right, at its option, to exercise its COC Put Right for all of its Shares and require the Company to repurchase all of its Shares, and the Company agrees to purchase such Shares from the Purchaser  at a price equal to the Per Share Purchase Price.

(iii)

Upon a COC Put Event which does not include the sale or transfer of the Purchaser’s Shares on a pro-rata basis with the other shareholders, the Purchaser shall have the right, at its option, to exercise its COC Put Right and require the Company to repurchase all of its Shares, and the Company agrees to purchase such Shares at a price equal to the greater of:  (i) the Per Share Purchase Price; (ii) the volume weighted average trading price of the Common Stock on the Trading Market over the ten (10) Trading Day period ending immediately prior to the occurrence of the COC Put Event; or (iii) the per share purchase price in the underlying COC Put Event.

(b)

Other Put Rights.  Upon the occurrence of:  (i) the termination of the Revenue Share Agreement by the Company (except where such termination is caused by a material breach of a material term of the Revenue Share Agreement by AllOne, which is not cured before the expiration of the relevant cure periods set forth in the Revenue Share Agreement); (ii) the issuance of any class of shares of the Company with rights or preferences superior to the Common Stock; or (iii) the breach by the Company of any material covenants or agreements contained in this Agreement (the occurrence of any of the foregoing, together with the occurrence of a COC Put Event, a “Put Event”), the Purchaser shall have the right, at its option, to require the Company to repurchase all or any portion of its Shares, and the Company agrees to purchase from the Purchaser such Shares at a price equal to the greater of: (i) the Per Share Purchase Price; or (ii) the volume weighted average trading price of the Common Stock on the Trading Market over the ten (10) Trading Day period ending immediately prior to the occurrence of the applicable Put Event (together with the “COC Put Right”, the “Put Right”).

(c)

Repurchase of Shares.  The Company agrees to pay the purchase price for the Shares by wire transfer to the Purchaser within twenty (20) days of the receipt by the Company of written notice from the Purchaser: (i) stating that it is exercising its Put Right; (ii) setting out the number of Shares in respect of which its Put Right is being exercised; and (iii) providing bank account details for the wire transfer of the purchase price for those Shares.  The Company’s obligations to repurchase the Shares upon exercise of the Put Right shall be subject to the Company: (A) being in compliance with the solvency requirements of the Business Corporations Act (Ontario) after giving effect to the repurchase of the Shares, if applicable, and (B) being exempt or otherwise not subject to the provisions (the “General Offer Requirements”) of applicable Canadian securities laws which would require the Company to make an offer to purchase Common Stock held by shareholders other than the Purchaser as a result of the exercise of the Put Right.

4.12

Lock-up Right.  Until the earlier of: (i) the three year anniversary of the Closing Date, or (ii) the occurrence of a Put Event (the “Lock-up Period”), the Purchaser agrees that it will not, directly or indirectly, grant an option in respect of, sell, assign, transfer, distribute, pledge, encumber, grant a security interest in, hypothecate, dispose of or otherwise convey or monetize the economic interest in (whether conditionally or otherwise) any of the Shares or any right or interest therein, or offer or agree to any of the forgoing; provided that the Purchaser may transfer the Shares during the Lock-up Period to any Affiliate of Purchaser provided such Affiliate agrees to the provisions of this section and nothing in this Section 4.12 will restrict or prohibit the transfer of the Shares in connection with any change of control of the Purchaser.

4.13

Board of Directors.  As long as the Purchaser owns Shares, the Company shall not amend it’s Articles of Incorporation, as amended, to increase the maximum number of directors permitted by the Company to greater than ten (10) persons without the prior written consent of the Purchaser or the Purchaser’s Board nominee.

4.14

Indemnification.

(a)

Company Indemnification.  The Company shall indemnify and hold the Purchaser and its directors, officers, shareholders, employees and agents (collectively, the “Indemnified Parties”) harmless from and against any and all damage, liability, loss, cost or deficiency (including, but not limited to, costs of settlement to which the Company has consented which consent shall not be unreasonably withheld, reasonable attorneys’ fees and other costs and expenses incident to proceedings, investigations, preparations or the defense of any claim) (“Damages”) arising out of, resulting from or related to, and to pay the Purchaser on demand the full amount of any sum which the Purchaser is or becomes obligated to pay or suffers on account of: (i) any inaccuracy in any representation or the breach of any warranty of the Company under the Transaction Documents; (ii) any failure of the Company to duly perform or observe any term, provision, covenant or agreement to be performed or observed by it pursuant to the Transaction Documents, including without limitation any failure to transfer the Shares being purchased at the Closing; or (iii) any action instituted against the Purchaser by any shareholder of the Company, with respect to any of the transactions contemplated by the Transaction Documents; provided, however, that: (1) the Company shall not be liable under this Section 4.14(a) in any such case to the extent that such Damage arises out of, results from or relates to, directly or indirectly, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement (or registration statement under Section 4.10(b)(ii)) or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to any registration hereunder in reliance upon and in conformity with written information pertaining to such Indemnified Party and furnished to the Company by or on behalf of such Indemnified Party specifically for inclusion therein; and (2) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to the Registration Statement (or registration statement under Section 4.10(b)(ii)), the indemnity agreement contained in this Section 4.14(a) shall not inure to the benefit of any Indemnified Party from whom the person asserting any such Damages purchased the shares of Registrable Stock  concerned, to the extent that a prospectus relating to such shares of Registrable Stock was required to be delivered by such Indemnified Party under the Securities Act in connection with such purchase and any such Damage of such Indemnified Party results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such shares of Registrable Stock to such person, a copy of the final prospectus if the Company had previously furnished or made available copies thereof to such Indemnified Party.  Notwithstanding the foregoing, in no event shall the obligations of the Company pursuant to this Section 4.14 exceed $5,000,000 (the “Cap”); provided, however, that the Cap shall not apply to any Damages suffered by the Purchaser which: (i) arise out of or are in any way related to any fraudulent misrepresentation or action by the Company; (ii) result from a breach of the Company’s representations contained in Section 3.1(o); or (iii) result from a claim by a third party.  Nothing contained in this Section of the Agreement shall preclude or limit the amount of Damages recoverable by AllOne or the Purchaser under the Revenue Share Agreement.

(b)

Indemnification Notice.  The party seeking indemnification pursuant to Section 4.14(a) must notify the other party promptly after the assertion of any claim or discovery of any fact upon which the party seeking indemnification intends to base a claim for indemnification under this Agreement.  The Company shall have 14 days after the receipt of such notice to undertake, conduct and control, through counsel of its own choosing, the settlement or defense of the claim.

4.15

Right to Participate in Subsequent Offerings.  Until the earlier of: (i) the three year anniversary of the Closing Date; and (ii) the date that the Purchaser ceases to own at least 6,756,757 Shares of the issued and outstanding shares of Common Stock, the Company will permit the Purchaser to purchase up to its pro rata share of any additional equity securities offered by the Company for cash consideration after the date hereof (other than equity securities issued to employees or consultants of the Company pursuant to an employment or consulting agreement, compensation or bonus arrangement or a stock option plan approved by the Board of Directors, or pursuant to any acquisition or business combination, provided that such issuance shall only be to a Person which is an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to an investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities); provided that the Company’s obligations to the Purchaser’s “pro rata share” shall be that number of additional equity securities that would result in the Purchaser owing the same percentage of the shares of Common Stock after the issuance of the additional equity securities as the Purchaser owned immediately prior to such issuance.

4.16

Board Representation.  Until the date that the Purchaser ceases to own at least 6,756,757 Shares of the issued and outstanding shares of Common Stock: (a) the Purchaser shall have the right to designate one individual to be included in management’s slate of directors to be proposed to the Company’s shareholders for election to the board of directors of the Company; and (b) the Company will use its commercially reasonable efforts to propose such individual to be nominated for election as a director of the Company at each meeting of shareholders at which directors of the Company are to be elected; provided that the Purchaser shall exercise such right and select an individual that will not cause the Company to be in breach of applicable laws or stock exchange rules.

ARTICLE V.

MISCELLANEOUS

5.1

Fees and Expenses.  Except as otherwise set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

5.2

Entire Agreement.  The Transaction Documents, together with the Disclosure Letter, exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3

Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be delivered as follows:

If to the Company:

Diversinet Corp.

2235 Sheppard Avenue East, Suite 1700

Toronto, Ontario M2J 5B5, Canada

Facsimile:  (416) 756-7346

Attention:  Chief Financial Officer

If to the Purchaser:

Hospital Service Association of Northeastern Pennsylvania,

d/b/a Blue Cross of Northeastern Pennsylvania

19 North Main Street

Wilkes-Barre, Pennsylvania 18711-0302

Facsimile:  (570) 200-6780

Attention:  William C. Reed

or to such other person at such other place as the Company or the Purchaser shall designate to the other party in writing.

5.3

Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.4

Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.5

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser.  The Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Shares, provided such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions hereof that apply to the Purchaser.

5.6

No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.7

Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  The parties hereby irrevocably submit to the jurisdiction of the United States District Court for the Southern District of New York in any proceeding arising out of or relating to this Agreement, agree not to commence any suit, action or proceeding relating thereto except in such court, and waive, to the fullest extent permitted by law, the right to move to dismiss or transfer any action brought in such court on the basis of any objection to personal jurisdiction, venue or inconvenient forum.

5.8

Survival.  Except to the extent that any representation, warranty or covenant, by its terms, has a specified termination or expiration date, all representations, warranties, covenants and agreements shall survive the consummation of the transactions provided for in this Agreement, and shall continue in full force and effect until the third anniversary of the Closing Date; provided, however, that Sections 4.1(c) and 4.1(d) shall survive for five years and Sections 3.1(c) and 3.1(f) shall survive indefinitely.  Neither the period of survival nor the liability of any party with respect to the parties’ representations, warranties, covenants and agreements shall be reduced by any investigation made at any time before or after the Closing by or on behalf of any party.  If written notice of a claim for indemnification has been given prior to the expiration of the survival period for the representations, warranties and covenants by a party in whose favor such representations, warranties and covenants have been made to the party that made such representations, warranties and covenants, then the relevant representations, warranties and covenants shall survive as to such claim, until the claim has been finally resolved.

5.9

Counterparts.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.10

Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.11

Replacement of Shares.  If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (such costs of an indemnity bond or like instrument to be paid by the Purchaser), if requested.

5.12

Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.13

U.S. Dollars.  All references in this agreement to dollars or $, are to United States dollars, unless noted otherwise.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

DIVERSINET CORP.

By:

Albert E. Wahbe, Chief Executive Officer

HOSPITAL SERVICE ASSOCIATION OF NORTHEASTERN PENNSYLVANIA, d/b/a BLUE CROSS OF NORTHEASTERN PENNSYLVANIA

By:

William C. Reed, Executive Vice-President

#

EXHIBIT 4.8

Reconciliation of Canadian and United States generally accepted accounting principles (“GAAP”)

As at June 30, 2007 and for the six-months ended June 30, 2006

(expressed in United States dollars)

(Unaudited)

We filed a Form 6-K dated August 2, 2007 in regards to our second quarter ended June 30, 2007, which filing included our interim consolidated financial statements as at June 30, 2007 and for the six month period ended June 30, 2007 and 2006.  The following information is presented pursuant to Item 17 of Form 20-F

The Company prepares its interim consolidated financial statements in accordance with Canadian generally accepted accounting principles.  These principles conform in all material respects with U.S. GAAP except as described in Note 13 to our 2006 consolidated financial statements and as described below.

As at June 30, 2007
Share capital:
Canadian GAAP	$59,337,200
Elimination of reduction of share capital (a)	30,089,054
U.S. GAAP	$89,426,254

Deficit and comprehensive loss:
Canadian GAAP	$(61,121,926)
Elimination of reduction of share capital (a)	(30,089,054)
Compensation expense (b)	(991,696)
Compensation expense (b)	1,016,799
U.S. GAAP	$(91,185,877)

	Six months ended June 30, 2007	Six months ended June 30, 2006
Consolidated statements of loss:
Loss under Canadian GAAP	$(1,376,222)	$(1,468,914)
Compensation expense (b)	-	-
Loss under U.S. GAAP	$(1,376,222)	$(1,468,914)

Basic and diluted loss per share under U.S. GAAP	$(0.04)	$(0.06)
Comprehensive loss under U.S. GAAP	$(1,376,222)	$(1,468,914)

(a)

Share capital and deficit:

On March 1, 1999, the shareholders approved a resolution to reduce the stated capital of the Company by $30,089,054 to eliminate the deficit as at October 31, 1999.  Under Canadian GAAP, a reduction of the share capital of outstanding common shares is allowed with a corresponding offset to deficit.  This reclassification, which the Company made in 2000 to eliminate the deficit that existed at October 31, 1999, did not meet the criteria specified by U.S. GAAP and results in an increase to share capital with a corresponding increase in deficit of $30,089,054.  The figures presented for share capital above includes share capital subscribed but unissued.

(b)

Compensation expense:

Effective January 1, 2006, the Company is required to apply the provisions of FASB Statement No. 123R (“SFAS 123R”), which requires all share based payments to be recognized in the financial statements based on their fair values using either a modified – prospective or modified – retrospective transition method. The company has adopted  this standard using the modified  prospective method and, therefore recognizes share-based compensation for any new share-based awards and awards modified, repurchased or cancelled after the required effective date, January 1, 2006. Under SFAS 123 R, the company is required to determine the grant date fair value of the stock-based awards grated to employees. The company is continuing to use the Black-Scholes option pricing model to value these options. The related grant date fair value is subsequently recognized as stock-based compensation expense over the requisite service period. Previously, the Company adjusted compensation cost for actual forfeitures at the time forfeitures occurred. SFAS 123R requires the company to estimate forfeitures as part of the initial measure of the grant date fair value of the award. The cumulative effect of the change in accounting policy for the adjustment related to the forfeitures for the prior periods is not material at January 1, 2006.

#

EXHIBIT 5.1

McCarthy Tétrault LLP

Box 48, Suite 4700

Toronto Dominion Bank Tower

Toronto, ON M5K 1E6

Canada

October 9, 2007

Diversinet Corp.

223 Sheppard Avenue East

Suite 1700

Toronto, ON M2J 5B5

Dear Sirs:

Re:

Diversinet Corp. – Shares For Services

We act as counsel to Diversinet Corp. (the “Corporation”).  We have been asked by the Corporation to provide an opinion in connection with the issuance of 56,250 common shares of the Corporation (“Common Shares”) pursuant to a consultant agreement (the “Agreement”) dated as of April 15, 2007 between Jay Wigdale (“Wigdale”) and the Corporation.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Agreement and such public and corporate records, certificates, instruments and other documents and have considered such questions of law as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed.  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as copies, whether facsimile, photostatic, certified or otherwise.

We have assumed that the Agreement has been duly authorized, executed and delivered by each of the parties thereto and constitutes a valid and legally binding agreement of each of the parties thereto. We have also assumed that all Common Shares issued to Wigdale pursuant to the Agreement (the “Wigdale Shares”) will be issued for consideration in property or past services that is not less in value than the fair equivalent of the money that the Corporation would have received if the Wigdale Shares had been issued for money.

Our opinion expressed herein is limited to matters governed by the laws of the Province of Ontario and the laws of Canada applicable therein.

Based and relying upon the foregoing, we are of the opinion that the Wigdale Shares, if and when issued in accordance with the terms and conditions of the Agreement, will be duly authorized and validly issued.

We hereby consent to the use of this opinion as an exhibit to the registration statement of the Corporation on Form F-3 to be filed under the United States Securities Act of 1933, as amended (the “Act”) relating to the registration of the Wigdale Shares.  In giving this opinion, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Securities and Exchange Commission.  This opinion is solely for your benefit and is not to be relied upon by any other person or for any purpose other than in connection with the registration of the Wigdale Shares.

Yours very truly,

/s/ McCarthy Tétrault LLP

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McCarthy Tétrault LLP

Box 48, Suite 4700

Toronto Dominion Bank Tower

Toronto, ON M5K 1E6

Canada

October 9, 2007

Diversinet Corp.

223 Sheppard Avenue East

Suite 1700

Toronto, ON M2J 5B5

Dear Sirs:

Re:

Diversinet Corp. – BCNEPA Shares

We act as counsel to Diversinet Corp. (the “Corporation”).  We have been asked by the Corporation to provide an opinion in connection with the issuance of 6,756,757 common shares of the Corporation (the “Common Shares”) pursuant to a stock purchase agreement (the “Agreement”) dated as of August 30, 2007 between the Corporation and Hospital Service Association of Northeastern Pennsylvania, d/b/a Blue Cross of Northeastern Pennsylvania (“BCNEPA”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Agreement and such public and corporate records, certificates, instruments and other documents and have considered such questions of law as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed.  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as copies, whether facsimile, photostatic, certified or otherwise.

We have assumed that the Agreement has been duly authorized, executed and delivered by each of the parties thereto and constitutes a valid and legally binding agreement of each of the parties thereto.

Our opinion expressed herein is limited to matters governed by the laws of the Province of Ontario and the laws of Canada applicable therein.

Based and relying upon the foregoing, we are of the opinion that the Common Shares have been duly authorized and validly issued.

We hereby consent to the use of this opinion as an exhibit to the registration statement of the Corporation on Form F-3 to be filed under the United States Securities Act of 1933, as amended (the “Act”) relating to the registration of the Common Shares.  In giving this opinion, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Securities and Exchange Commission.  This opinion is solely for your benefit and is not to be relied upon by any other person or for any purpose other than in connection with the registration of the Common Shares.

Yours very truly,

/s/ McCarthy Tétrault LLP

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EXHIBIT 23.1

kpmg

KPMG LLP

Chartered Accountants

Telephone

(416) 228-7000

Yonge Corporate Centre

Telefax

(416) 228-7123

4100 Yonge Street Suite 200

www.kpmg.ca

North York ON M2P 2H3

Canada

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Diversinet Corp.

We consent to the use of our report dated February 22, 2007, on the consolidated balance sheets of Diversinet Corp. as at December 31, 2006 and December 31, 2005, and the related consolidated statements of earnings and deficit and cash flows for each of the years in the three-year period ended December 31, 2006, incorporated by reference herein and to the reference to our firm under the heading “Experts” in this Registration Statement on Form F-3.

(signed) KPMG LLP

Toronto, Canada

October 9, 2007

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